EXHIBIT 10.1

                                                                  EXECUTION COPY



                            ASSET PURCHASE AGREEMENT

                                      DATED

                                  JULY 12, 2002
                                  BY AND AMONG

                             ELMOS SEMICONDUCTOR AG,

                         SILICON MICROSTRUCTURES, INC.,

                         MEASUREMENT SPECIALTIES, INC.,

                                       AND

                                IC SENSORS, INC.

                                Table of Contents
                                -----------------

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                                                                            ----


ARTICLE I  Definitions and Interpretations . . . . . . . . . . . . . . . . .   1
   1.1  Construction and Interpretation. . . . . . . . . . . . . . . . . . .   1
   1.2  Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . . . .   2
   1.3  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   1.4  Definitions of Certain Terms . . . . . . . . . . . . . . . . . . . .   2
ARTICLE II  Sale and Purchase of Acquired Assets . . . . . . . . . . . . . .   2
   2.1  Sale and Purchase of Acquired Assets . . . . . . . . . . . . . . . .   2
   2.2  Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
   2.3  Nonassignable Properties, Permits, Licenses and Contracts. . . . . .   4
   2.4  Assumed and Excluded Liabilities.. . . . . . . . . . . . . . . . . .   5
   2.5  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   2.6  Payment of Purchase Price. . . . . . . . . . . . . . . . . . . . . .   7
   2.7  Real Property Taxes and Prepaid Expenses . . . . . . . . . . . . . .   8
   2.8  Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . .   9
   2.9  Delivery of Documents. . . . . . . . . . . . . . . . . . . . . . . .   9
ARTICLE III  Closing Matters . . . . . . . . . . . . . . . . . . . . . . . .   9
   3.1  Closing and Closing Date . . . . . . . . . . . . . . . . . . . . . .   9
   3.2  Actions and Deliveries at Closing. . . . . . . . . . . . . . . . . .   9
   3.3  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .  11
ARTICLE IV  Representations and Warranties of the Seller . . . . . . . . . .  11
   4.1  Existence and Good Standing. . . . . . . . . . . . . . . . . . . . .  11
   4.2  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   4.3  No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   4.4  Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   4.5  Title to Acquired Assets; Personal Property. . . . . . . . . . . . .  13
   4.6  Purchased Contracts. . . . . . . . . . . . . . . . . . . . . . . . .  14
   4.7  Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . .  15
   4.8  Employment Matters.. . . . . . . . . . . . . . . . . . . . . . . . .  15
   4.9  Wafer Operation Employee Benefit Plans.. . . . . . . . . . . . . . .  18
   4.10  Tax Matters.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   4.11  Absence of Litigation . . . . . . . . . . . . . . . . . . . . . . .  19
   4.12  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   4.13  Related Party Interests . . . . . . . . . . . . . . . . . . . . . .  20
   4.14  Ability to Conduct the Wafer Operation; Compliance. . . . . . . . .  20
   4.15  Environmental Matters.. . . . . . . . . . . . . . . . . . . . . . .  20
   4.16  Suppliers and Customers . . . . . . . . . . . . . . . . . . . . . .  21
   4.17  Sufficiency of Assets . . . . . . . . . . . . . . . . . . . . . . .  21
   4.18  Warranty; Product Liability . . . . . . . . . . . . . . . . . . . .  22
   4.19  Finders and Investment Bankers. . . . . . . . . . . . . . . . . . .  22
   4.20  Ownership of the Seller . . . . . . . . . . . . . . . . . . . . . .  22
   4.21  Financial Reports Supplied to the Purchaser.. . . . . . . . . . . .  22
ARTICLE V  Representations and Warranties of MSI . . . . . . . . . . . . . .  23
   5.1  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23


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   5.2  No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   5.3  Finders and Investment Bankers . . . . . . . . . . . . . . . . . . .  24
   5.4  Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . . .  24
ARTICLE VI  Representations and Warranties of the Purchaser and Elmos. . . .  25
   6.1  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   6.2  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   6.3  No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   6.4  Finders and Investment Bankers . . . . . . . . . . . . . . . . . . .  26
   6.5  Acknowledgment.. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
ARTICLE VII  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   7.1  Conduct of the Business Before the Closing . . . . . . . . . . . . .  27
   7.2  Solicitations of or Negotiations with Third Parties. . . . . . . . .  28
   7.3  Update of Schedules. . . . . . . . . . . . . . . . . . . . . . . . .  29
   7.4  Lease for the Premises . . . . . . . . . . . . . . . . . . . . . . .  29
   7.5  Access to Information. . . . . . . . . . . . . . . . . . . . . . . .  29
   7.6  Additional Agreements. . . . . . . . . . . . . . . . . . . . . . . .  30
   7.7  Public Announcements . . . . . . . . . . . . . . . . . . . . . . . .  30
   7.8  Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   7.9  Cooperation in Litigation. . . . . . . . . . . . . . . . . . . . . .  31
   7.10  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . .  31
   7.11  Employment Matters. . . . . . . . . . . . . . . . . . . . . . . . .  31
   7.12  Employee Benefits.. . . . . . . . . . . . . . . . . . . . . . . . .  32
   7.13  Compliance with Bulk Sales Laws . . . . . . . . . . . . . . . . . .  33
   7.14  Covenant Not to Compete.. . . . . . . . . . . . . . . . . . . . . .  33
   7.15  Product Warranty Claims . . . . . . . . . . . . . . . . . . . . . .  35
   7.16  Customer Protection.. . . . . . . . . . . . . . . . . . . . . . . .  35
   7.17  Wafer Inventory.. . . . . . . . . . . . . . . . . . . . . . . . . .  36
   7.18  Consignment of the Wafer Inventory. . . . . . . . . . . . . . . . .  37
   7.19  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . .  37
   7.20  Purchased Contracts; Payments of Amounts Past Due . . . . . . . . .  37
   7.21  Repair of Roof and Damaged Equipment. . . . . . . . . . . . . . . .  37
ARTICLE VIII  Conditions Precedent to Obligations of the Purchaser and Elmos  38
   8.1  Representations and Warranties Accurate. . . . . . . . . . . . . . .  38
   8.2  Performance by the Seller and MSI. . . . . . . . . . . . . . . . . .  38
   8.3  Closing Deliveries . . . . . . . . . . . . . . . . . . . . . . . . .  38
   8.4  Absence of Illegality. . . . . . . . . . . . . . . . . . . . . . . .  38
   8.5  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   8.6  Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   8.7  Transfer of Acquired Assets. . . . . . . . . . . . . . . . . . . . .  39
   8.8  Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . .  39
   8.9  Release and Termination. . . . . . . . . . . . . . . . . . . . . . .  39
   8.10  Due Diligence . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   8.11  Purchaser Recruits. . . . . . . . . . . . . . . . . . . . . . . . .  39
   8.12  No Loss or Casualty . . . . . . . . . . . . . . . . . . . . . . . .  39


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   8.13  Premises. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   8.14  TNI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
ARTICLE IX  Conditions Precedent to Obligations of the Seller and MSI. . . .  40
   9.1  Representations and Warranties Accurate. . . . . . . . . . . . . . .  40
   9.2  Performance by the Purchaser and Elmos . . . . . . . . . . . . . . .  40
   9.3  Closing Deliveries . . . . . . . . . . . . . . . . . . . . . . . . .  40
   9.4  Absence of Illegality. . . . . . . . . . . . . . . . . . . . . . . .  40
   9.5  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   9.6  TNI Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
ARTICLE X  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .  40
   10.1  Survival of Representations and Warranties. . . . . . . . . . . . .  40
   10.2  Seller's and MSI's Indemnity. . . . . . . . . . . . . . . . . . . .  41
   10.3  Purchaser's and Elmos' Indemnity. . . . . . . . . . . . . . . . . .  42
   10.4  Claims for Indemnification. . . . . . . . . . . . . . . . . . . . .  42
   10.5  Indemnification Payments; Set-Off . . . . . . . . . . . . . . . . .  43
   10.6  Limits on Indemnification.. . . . . . . . . . . . . . . . . . . . .  43
   10.7    Exclusive Remedy. . . . . . . . . . . . . . . . . . . . . . . . .  44
   10.8  No Liability for Disclosures. . . . . . . . . . . . . . . . . . . .  44
ARTICLE XI  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   11.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   11.2  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . .  45
   11.3  Fees and Expenses.. . . . . . . . . . . . . . . . . . . . . . . . .  45
ARTICLE XII  Other Provisions. . . . . . . . . . . . . . . . . . . . . . . .  45
   12.1  Complete Agreement, Purchaser Negotiations. . . . . . . . . . . . .  45
   12.2  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   12.3  Discharge, Amendment. . . . . . . . . . . . . . . . . . . . . . . .  46
   12.4  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   12.5  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   12.6  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   12.7  Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . . . .  48
   12.8  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . .  49
   12.9  Execution in Counterparts; Facsimile Signatures . . . . . . . . . .  49
   12.10  No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . .  49
   12.11  Arm's Length Negotiations. . . . . . . . . . . . . . . . . . . . .  49


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
                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT, dated July 12, 2002 (the "Agreement"), is by
                                                              ---------
and among ELMOS SEMICONDUCTOR AG, a German Aktiengesellschaft ("Elmos"), SILICON
                                                                -----
MICROSTRUCTURES, INC., a California corporation and subsidiary of Elmos (the "Purchaser"), MEASUREMENT SPECIALTIES, INC., a New Jersey corporation ("MSI"),
 ---------                                                              ---
and IC SENSORS, INC., a California corporation and wholly-owned subsidiary of MSI (the "Seller"). The Purchaser, Elmos, the Seller, and MSI are referred to
          ------
collectively in this Agreement as the "Parties".
                                       -------

                                   BACKGROUND

     A. The Seller owns and operates a wafer fabrication operation for the production of semiconducting wafers to be used in the manufacture of silicon-based sensor chips (the "Wafer Operation") at 1701 McCarthy Boulevard,
                                 ---------------
Milpitas, California (the "Premises").
                           --------

     B. The Purchaser, the Seller and Elmos entered into a memorandum of understanding regarding the proposal for the Purchaser to purchase the Wafer Operation from the Seller (the "MOU") and the MOU was superseded and replaced in
                                ---
its entirety by a letter of intent executed and delivered by the Parties on May 24, 2002 (the "LOI").
               ---

     C     The Seller desires to sell and assign certain assets and liabilities related to the Wafer Operation to the Purchaser, and the Purchaser desires to purchase such assets and liabilities of the Wafer Operation.

     D. The Parties acknowledge that Elmos and the Purchaser possess certain intellectual property and proprietary rights related to the production of semiconducting wafers used in the manufacture of silicon-based computer and sensor chips which are separate from the Intellectual Property owned by MSI and the Seller and that Elmos and the Purchaser intend to use their respective intellectual property and proprietary rights in connection with, among other things, the Wafer Operation and the Purchased Assets after the Closing Date.

                                    AGREEMENT

                                    ARTICLE I
                                    ---------
                         DEFINITIONS AND INTERPRETATIONS
                         -------------------------------

     1.1     Construction and Interpretation.
             -------------------------------

          (a) The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

          (b) Each definition in this Agreement includes the singular and the plural, and references to any gender include the other genders where appropriate.

          (c) Any reference to any federal, state, local or foreign statute or law shall be deemed to also to refer to all rules and regulations promulgated under such statute or law, unless the context requires otherwise. References to any statute or regulation mean such statute or regulation as amended at the time and include any successor legislation or regulation.

          (d)     The word "including" means "including but not limited to".
                            ---------
The word "or" is not exclusive. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

          (e) References to Articles, Sections, Exhibits and Schedules mean the Articles, Sections, Exhibits and Schedules of this Agreement (unless otherwise indicated). The Exhibits and Schedules are incorporated by reference into and shall be deemed a part of this Agreement.

          (f) All references to dollar amounts in this Agreement shall be references to United States Dollars unless otherwise provided.

          (g) In computing any time period provided for in this Agreement, the first day of the time period shall not be counted but the last day of the time period shall be counted. Any action required to be taken on a particular day must be taken before 5:00 pm, Eastern Time, on that day. For example, if an action were required to be taken within ten (10) days after the Closing Date, and the Closing Date were June 30, the first day to be counted would be July 1 and the action would be required to be taken before 5:00 pm, Eastern Daylight Time, on July 10.

          (h)     The phrase "best efforts" means "commercially reasonable best
                              ---- -------
efforts" under the applicable circumstances.

     1.2     Partial Invalidity.  Insofar as possible, each provision of this
             ------------------
Agreement shall be interpreted so as to render it valid and enforceable under applicable law and severable from the remainder of this Agreement. A finding that any provision is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision or the validity or enforceability of such provision under the laws of any other jurisdiction.

     1.3     Accounting Terms.  "GAAP" shall mean United States generally
             ----------------    ----
accepted accounting principles consistently applied in the Seller's financial statements with respect to the Wafer Operation. Except as otherwise specifically provided in this Agreement, any accounting terms used in this Agreement shall refer to such terms as defined by GAAP.

     1.4     Definitions of Certain Terms.  Definitions of certain terms used in
             ----------------------------
this Agreement are contained in Exhibit 1.4.
                                -----------

                                   ARTICLE II
                                   ----------
                      SALE AND PURCHASE OF ACQUIRED ASSETS
                      ------------------------------------

     2.1     Sale and Purchase of Acquired Assets.  Subject to the terms and
             ------------------------------------
conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, covenants, obligations and agreements contained in this Agreement, at the Closing and as of the Closing Date, the Seller and MSI shall sell the Acquired Assets to the Purchaser free and clear of all Liens and the Purchaser shall purchase the Acquired Assets from the Seller and MSI. The "Acquired Assets" shall be all of the rights, properties and assets of the
 ---------------
Seller and MSI, other than the Excluded Assets, used in or necessary for the operation of the Wafer Operations as now being conducted, including the following:

          (a)     Equipment and Tooling.  All machinery, equipment, all
                  ---------------------
maintenance and calibration logs and other documentation related thereto, supplies, tools, tooling, office fixtures, furniture, business machines, and all related spare, replacement or maintenance parts, tools and other tangible personal property of the Seller or MSI used in the Wafer Operation. A list of all such equipment and tooling which has a replacement value over $100.00 is set forth on Schedule 2.1(a).
         ---------------

          (b)     Computer Hardware and Software.  All assignable rights of the
                  ------------------------------
Seller or MSI to computer software (however recorded), programs, and data bases, including systems data, source programs, record layouts, and program libraries, and all computer hardware, network servers and equipment used in the Wafer Operation and necessary for the Purchaser to perform its obligations under the Wafer Supply Agreement and the R&D Services Agreement. A list of all such assignable rights is set forth on Schedule 2.1(b). (All rights of the Seller or
                                  ---------------
MSI to computer software (however recorded), programs, and data bases, including systems data, source programs, record layouts, and program libraries, and all computer hardware, network servers and equipment used in the Wafer Operation and necessary for the Purchaser to perform its obligations under the Wafer Supply Agreement and the R&D Services Agreement which are not assignableto the
                                                   --------------
Purchaser under this Section 2.1 and Section 2.3 are also set forth on Schedule
                     -----------     -----------                       --------
2.1(b).)
------

          (c)     Leasehold Improvements and Fixtures.  All rights of the Seller
                  -----------------------------------
to the leasehold improvements and leasehold fixtures located at the Premises.

          (d)     Books and Records and Data.  All books and records of the
                  --------------------------
Seller relating to the Wafer Operations and necessary for the Purchaser to perform its obligations under the Wafer Supply Agreement and the R&D Services Agreement, including all process flows, historical process data, notes, books, records, computer files and other documentation necessary to run the Wafer Operations as presently conducted by the Seller and necessary for the Purchaser to perform its obligations under the Wafer Supply Agreement and the R&D Services Agreement.

          (e)     Supplier Information.  The list of all suppliers to the Wafer
                  --------------------
Operation, all of Seller's purchase order histories with respect to the Wafer Operations, and all of Seller's records and data related to the Seller's accounts with suppliers for the last two years.

          (f)     Purchased Contracts.  All of Seller's rights, title and
                  -------------------
interest in and to the purchase orders related to the supply of inventory for the Wafer Operation which are set forth on Schedule 2.1(f), research and
                                           ---------------
development agreements, maintenance agreements related to the equipment, tooling and Acquired Assets, equipment leases and other agreements listed on Schedule
                                                                     --------
2.1(f), and that certain agreement for lease of the Premises by and between the
  ----
Seller and Creekside Industrial Associates, a California general partnership (the "Landlord") dated as January 10, 1986, as amended (the "Lease")
      --------                                               -----
(collectively the "Purchased Contracts").  Any new Purchased Contracts entered
                   -------------------
into by the Seller after the date of this Agreement and before the Closing will be assigned to the Purchaser to the extent determined by the Purchaser in its sole discretion.

          (g)     Permits and Licenses.  Except as prohibited by applicable law,
                  --------------------
all transferable permits, licenses, approvals, certifications and listings or the like with respect to the Wafer Operation and issued to the Seller by any Federal, state, local or other jurisdiction or instrumentality, or certification organization.

          (h)     TNI Equipment.  All of the equipment listed on Schedule 2.1(h)
                  -------------                                  ---------------
(the "TNI Equipment") which will be owned by MSI immediately prior to the
      -------------
Closing, free of all Liens.

     2.2     Excluded Assets.  Notwithstanding anything contained in this
             ---------------
Agreement to the contrary, the following rights, properties and assets shall not be included in the Acquired Assets (the "Excluded Assets").
                                         ---------------

          (a)     Cash.  Any cash, balances in bank accounts, or cash
                  ----
equivalents of the Seller.

          (b)     AccountsReceivable. All accounts receivables of the Seller as
                  ------------------
of the Closing Date.

          (c)     IntellectualProperty.  All Intellectual Property owned or used
                  --------------------
by the Seller or MSI.

          (d)     Wafer Inventory.  All of the finished goods, work in process,
                  ---------------
and raw materials of the Seller related to the Wafer Operations as of the Closing Date determined as set forth in Section 7.17 (the "Wafer Inventory").
                                        ------------       ---------------

          (e)     Tax Refunds.  Any Tax refund which the Seller or MSI may be
                  -----------
entitled to for Taxes paid or incurred by the Seller or MSI, including but not limited to with respect to the Acquired Assets, prior to the Closing Date.

          (f)     Assets Not Used in the Wafer Operations.  Any other property
                  ---------------------------------------
of the Seller or MSI, other than the Acquired Assets, real or personal, tangible or intangible, which is not used in the Wafer Operations.

          (g)     Customer Information.  All of the Seller's and MSI's records,
                  --------------------
data and, except as otherwise specifically provided in this Agreement, other information with respect to their customers (collectively, the "Excluded
                                                                --------
Customer Information").
       -------------

          (h)     Excluded Contracts.  All of the agreements listed on Schedule
                  ------------------                                   --------
2.2(h) (the "Excluded Contracts).
------       ------------------

     2.3     Nonassignable Properties, Permits, Licenses and Contracts.
             ---------------------------------------------------------

          (a)     Agreement not an Assignment.  This Agreement shall not
             ---------------------------
constitute an assignment or transfer, or an attempted assignment or transfer, of any permit, approval, license, contract, agreement or similar item which, but for this Section 2.3(a), would constitute an Acquired Asset (a "Non-Assignable
     --------------                                         --------------
Asset"), if and to the extent that the assignment or transfer of such Non-Assignable Asset:

               (i) would require the consent or waiver of a third party, including any Governmental Authority, and such consent or waiver has not been obtained;

               (ii) would constitute a breach of the terms of such Non-Assignable Asset; or

               (iii) would constitute a violation of any law, decree, order, regulation or other governmental edict.

          (b) The Purchaser and the Seller shall use their best efforts to obtain such consents and waivers and to resolve the impediments to assignment referred to in Section 2.3(a) and in the meantime the Purchaser and the Seller
               --------------
shall use their best efforts to obtain for the Purchaser the benefit of any Non-Assignable Asset, subject to the corresponding liabilities and obligations.

          (c)     To the extent that any consent or waiver referred to in
Section 2.3(a) is not obtained by the Seller until the impediments of assignment
-------------
referred to in Section 2.3(a) are resolved, the Seller shall use its best
               --------------
efforts to (i) provide to the Purchaser the benefits of any Non-Assignable Asset, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Purchaser, and (iii) at the request of the Purchaser, enforce for the account of the Purchaser any right of the Seller arising from any Non-Assignable Asset against such other party or parties referred to in Section 2.3(a) (including the right to elect to terminate in
               --------------
accordance with the terms of such Non-Assignable Asset on the advice of the Purchaser).

          (d) To the extent that the Purchaser is provided the benefits pursuant to this Section 2.3 of any Non-Assignable Asset, the Purchaser will
                 -----------
perform the obligations of the Seller under or in connection with such Non-Assignable Asset.

          (e)     To the extent that any consent or waiver referred to in
Section 2.3(a) is not obtained by the Seller and the transfer of such
--------------
Non-Assignable Asset would violate a confidentiality agreement between the Seller and a third party, the Purchaser will be released by the Seller and MSI from its obligations to perform any agreement contemplated by this Agreement (including the Wafer Supply Agreement (as defined in Section 3.2) and the R&D
                                                     -----------
Services Agreement (as defined in Section 3.2)) to the extent such agreement
                                  -----------
requires that the Purchaser have access to such information.

     2.4     Assumed and Excluded Liabilities.
             --------------------------------

          (a) The Purchaser shall assume, as of the Closing Date, the obligations and liabilities of the Seller arising under the Purchased Contracts, but only to the extent that such obligations and liabilities arise after the Closing Date and relate to benefits to be received by the Purchaser after the Closing Date (the "Assumed Liabilities").
                   -------------------

          (b) Except for the Assumed Liabilities, the Purchaser will not assume or perform any liabilities or obligations of the Seller. Except for the Assumed Liabilities, the Seller will absolutely and irrevocably retain and be solely responsible for any and all liabilities and obligations of any kind or nature, whether foreseen or unforeseen, known or unknown, existing or which may arise in the future, fixed or contingent, matured or unmatured of the Seller arising out of the Seller's ownership, use or possession of the Acquired Assets, including the Seller's leasehold of the Premises under the Lease, or the Seller's conduct of the Wafer Operation, prior to the Closing Date, including the following (with all of the items in this Section 2.4(b) to be collectively
                                             --------------
the "Excluded  Liabilities"):
     ---------------------

               (i) all of Seller 's accounts payable attributed to the period prior to the Closing Date;

               (ii)     any liability to any employee of the Seller;

               (iii) any workers' compensation claims which relate to events before the Closing Date;

               (iv) any liability for product liability claims for products of the Wafer Operation manufactured before the Closing Date;

               (v) any liability for product warranty claims for products of the Wafer Operations manufactured before the Closing Date;

               (vi) any liability for Taxes (federal, foreign, state, local or otherwise) of the Seller for periods ending before the Closing Date (except for real property taxes for the Premises as set forth in Section 2.7);
                                                         -----------

               (vii) any liability incurred by, under or pursuant to any Environmental Laws or related to the discharge, handling, presence or clean-up of Hazardous Substances arising as a result of events occurring or facts or circumstances arising or existing before the Closing Date;

               (viii) any liability for inter-company obligations among the Wafer Operation, the Seller, MSI or any other affiliate of the Seller;

               (ix) all liabilities, costs or expenses incurred to remediate, clean up, dispose, excavate, remove, cap, contain or otherwise treat or monitor, to the extent required by any Environmental Laws, any Hazardous Substance which is or was at, on, under or emanating from the Premises prior to the Closing Date regardless of when such Hazardous Substance is discovered;

               (x) the cost to repair and make fully functional the equipment disclosed on Schedule 4.5(d) as damaged or needing repair, as well as
                       ---------------
the first $15,000 required to repair the Premises' roof in accordance with the work estimate of Just Leaks.

               (xi)     any liability arising from any Excluded Contract.

               (xii) any other liability, obligation, debt or duty of the Seller which is not an Assumed Liability.

     2.5     Purchase Price.  The purchase price payable by the Purchaser to the
             --------------
Seller as consideration for the Acquired Assets to be purchased and sold under this Agreement shall be Five Million Two Hundred Twenty-Five Thousand Two Hundred Eleven Dollars ($5,225,211), subject to adjustments, holdbacks and offsets as set forth in Sections 2.6 and 2.7, which will be paid as set forth in
                        --------------------
Section 2.6 (the "Purchase Price").
-----------       --------------

     2.6     Payment of Purchase Price.  The Purchaser shall pay the Seller the
             -------------------------
Purchase Price as follows:

          (a)     Cash at the Closing.  At the Closing, the Purchaser shall pay
                  -------------------
the Seller Three Million Three Hundred Fifty Thousand Two Hundred Eleven Dollars ($3,350,211) (U.S.) in immediately available funds by wire transfer to the accounts designated by the Seller, or other mutually acceptable manner (the "Cash Payment"), subject to the Purchaser's right to offset such Cash Payment at
 ------------
the Closing in accordance with Section 7.20 of this Agreement.
                               ------------

          (b)     Prepaid Product Account.  The Purchaser will provide the
                  -----------------------
Seller with a prepaid product account of One Million Five Hundred Thousand Dollars ($1,500,000) (U.S.) which will be subject to reductions made each calendar quarter, as described in Sections 2.6(b)(i) and (ii) below (the
                                  ---------------------------
"Quarterly Reductions"), and which will be used by the Seller, MSI and their
 --------------------
Affiliates as a credit against billings to the Seller (or MSI or any of their Affiliates, as applicable) for purchases of wafers under the Wafer Supply Agreement (as defined in Section 3.2(g)(i)) (the "Prepaid Product Account").
                         -----------------        -----------------------
The Prepaid Product Account will terminate on December 31, 2004, or when the balance of the Prepaid Product Account reaches zero as a result of the Quarterly Reductions, whichever occurs first. The Quarterly Reductions will be made as follows under Sections 2.6(b)(i) and (ii), and the two types of Quarterly
              ---------------------------
Reductions may be made in the same calendar quarter if applicable according to the provisions of Section 2.6(b)(i) and (ii). The Prepaid Product Account is
                  --------------------------
subject to the Set-Offs (as defined in Section 10.5).
                                       -------------

               (i) After the Closing, the Prepaid Product Account would be adjusted at the end of each September, December, March and June (each such quarterly period, a "Measuring Period"), until termination of the Prepaid
                     ----------------
Product Account, as set forth below:

                    (A) In the event that the total orders under the Wafer Supply Agreement for that Measuring Period are not more than 20% below the minimum target orders set forth on Annex B to the Wafer Supply Agreement during
                                   -------
any quarterly period (the "Minimum Target Orders"), then there will be no
                           ---------------------
reduction in the balance in the Prepaid Product Account.

                    (B) In the event that the total orders under the Wafer Supply Agreement are more than 20% but less than 50% below the Minimum Target Orders during any Measuring Period, then the balance in the Prepaid Product Account would be reduced by 25% of the difference between 80% of such Minimum Target Orders and the actual purchases for the quarter.

                    (C) In the event that the total orders under the Wafer Supply Agreement are 50% or more below the Minimum Target Orders during any Measuring Period, then the balance in the Prepaid Product Account would be reduced by the sum of (x) 50% of the difference between 50% of such Minimum Target Orders and the actual purchases for the quarter, plus (y) 7.5% of such
                                                        ----
Minimum Target Orders.

If any Measuring Period contains less than three full months, the Minimum Target Orders for such Measuring Period shall be reduced proportionately.

               (ii) Starting on January 1, 2003 and continuing until the termination of the Prepaid Product Account, the Prepaid Product Account shall be available to the Seller, MSI and their Affiliates as a prepaid credit (the "Wafer Supply Credit") to be applied to purchases under the Wafer Supply
     ---------------
Agreement in an amount not to exceed $187,500 per quarter.  The funds in the
                                      -------
Prepaid Product Account will be reduced by the amount of all such purchases made by the Seller, MSI and their Affiliates up to such $187,500 quarterly limit.
The Wafer Supply Credit shall be reflected as a credit in all bills submitted to the Seller (or MSI or any of their Affiliates, as applicable) under the Wafer Supply Agreement until the $187,500 quarterly limit is exceeded in each applicable quarter.

               (iii) Examples of the application of the Quarterly Reductions are put forth in Exhibit 2.6(b) for illustrative purposes.
                 --------------

          (c)     Elmos AG - Prepaid Credit.  For the period beginning on the
                  -------------------------
Closing Date and ending on the second (2nd) anniversary of the Closing Date, MSI and its Affiliates would have the right to purchase products from Elmos and its Affiliates at the standard list price thereof with a prepaid credit to be applied to such purchases in an amount equal to Three Hundred Seventy-Five Thousand Dollars ($375,000) (the "Prepaid Credit"), provided that to the extent
                                  --------------    -------------
the Prepaid Credit is not used in its entirety by the close of business on the second (2nd) anniversary of the Closing Date, the Prepaid Credit would be terminated and without further force or effect. Elmos' obligations under this
Section 2.6(c) are subject to the Set-Offs.
 -------------

     2.7     Real Property Taxes and Prepaid Expenses.  The Seller will pay all
             ----------------------------------------
property taxes related to the Premises up to but excluding the Closing Date and the Purchaser will pay all property taxes related to the Premises after and including the Closing Date. Each such Party's share of the property taxes due for the taxable year in which the Closing Date occurs shall be determined by multiplying (i) the total of the taxes assessed during such taxable year divided by 365, times (ii) the number of days of such taxable year for which that Party is responsible. Any other prepaid expenses paid by the Seller before the Closing Date with respect to the Premises or the Acquired Assets, including for utilities or personal property taxes, shall also be prorated as set forth above and the Purchase Price adjusted at the Closing to reflect that the Seller will pay all such prepaid expenses up to but excluding the Closing Date and the Purchaser will pay all such prepaid expenses after and including the Closing Date, provided that to the extent any such adjustment cannot be made on the
      -------------
Closing Date it shall be made as soon as practicable after the necessary information becomes available and any adjustment that otherwise would have been made to the Purchase Price shall be paid, in cash or by another mutually acceptable manner, by the Purchaser to the Seller or by the Seller to the Purchaser, as applicable, within five (5) business days of the delivery by the Party to be reimbursed of a notice to the other Party setting forth a detailed calculation of the amount owed.

     2.8     Allocation of Purchase Price.  The Parties acknowledge and agree
             ----------------------------
that the purchase and sale of the Acquired Assets is an "applicable asset
                                                         ----------------
acquisition" within the meaning of Section 1060(c) of the Internal Revenue Code
-----------
of 1986 (the "Code").  The Purchase Price and the Assumed Liabilities shall be
              ----
allocated among the Acquired Assets as set forth on Schedule 2.8, and the
                                                    ------------
Parties agree to be bound by and shall file Tax Returns consistent with such allocations, including the filing of the Form 8594 with the IRS.

     2.9     Delivery of Documents.  On the Closing Date, the Seller shall
             ---------------------
deliver to the Purchaser such bills of sale, assignments, and instruments as the Purchaser may reasonably require to give effect to and complete the transactions contemplated by this Agreement.

                                   ARTICLE III
                                   -----------
                                 CLOSING MATTERS
                                 ---------------

     3.1     Closing and Closing Date.  Subject to the fulfillment of the
             ------------------------
conditions precedent specified in Articles VIII and IX of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing")
                                                                      -------
shall be held at the offices of Dykema Gossett PLLC at 10:00 a.m., local time, on July 29, 2002 or such other date or dates or such other place or places as is mutually agreed to in writing by the Parties (the "Closing Date").
                                                   ------------

     3.2     Actions and Deliveries at Closing.  At the Closing, the Purchaser,
             ---------------------------------
the Seller, MSI and Elmos shall take the following actions and make the following deliveries (collectively the "Closing Deliveries"):
                                        ------------------

          (a)     Acquired Assets.  The Seller shall convey the Acquired Assets
                  ---------------
to the Purchaser (including, without limitation, the assignment of the Purchased Contracts) by delivery of an appropriate assignment and bill of sale and other necessary instruments of transfer satisfactory in form and substance to the Purchaser and its counsel. The Seller and MSI shall cooperate with the Purchaser to put the Purchaser in actual possession and operating control of the Acquired Assets.

          (b)     Purchase Price.  The Purchaser shall pay to the Seller the
                  --------------
Cash Payment portion of the Purchase Price by delivery of Three Million Three Hundred Fifty Thousand Two Hundred Eleven Dollars ($3,350,211) (U.S.) in immediately available funds by wire transfer to the accounts designated by the Seller (or by another mutually acceptable manner).

          (c)     Assumed Liabilities.  The Purchaser and the Seller shall
                  -------------------
execute and deliver an assumption agreement relative to the Purchaser's assumption of the Assumed Liabilities, satisfactory in form and substance to the Seller and its counsel.

          (d)     Third Party Consents.  The Seller shall deliver to the
                  --------------------
Purchaser the written consent, in form and substance satisfactory to the Purchaser, of each third party set forth on Schedule 3.2.
                                            ------------

          (e)     Corporate Authority.
                  --------------------

               (i)     From Purchaser.  A certified copy of the Purchaser's
                       --------------
Articles of Incorporation and Bylaws, a Certificate of Good Standing from the State of California, a Certificate of Incumbency listing all officers of the

Purchaser executing this Agreement and the Purchaser Transaction Documents, and certified corporate resolutions authorizing the Purchaser to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement and the transactions contemplated hereby.

               (ii)     From Seller.  A certified copy of the Seller's Articles
                        -----------
of Incorporation and Bylaws, a Certificate of Good Standing from the State of California, a Certificate of Incumbency listing all officers and directors of the Seller, and certified corporate resolutions authorizing the Seller to enter into this Agreement and the Seller Transaction Documents and to carry out and perform the terms and provisions of this Agreement and the transactions contemplated hereby.

               (iii)     From MSI.  A certified copy of MSI's Certificate of
                         --------
Incorporation, as amended, and Bylaws, a Certificate of Good Standing from the State of New Jersey, a Certificate of Incumbency listing all officers of MSI, and certified corporate resolutions authorizing MSI to enter into this Agreement and the Seller Transaction Documents and to carry out and perform the terms and provisions of this Agreement and the transactions contemplated hereby.

          (f)     Closing Certificates.  A certificate from each of the Parties
                  --------------------
to the other Parties stating that such Party's representations and warranties contained in this Agreement are true and correct in all respects as of the date of this Agreement and as of the Closing Date as if such representations and warranties were made on the Closing Date, except for changes expressly contemplated or permitted by this Agreement. In addition, each such certificate shall state that such Party has performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by them, respectively, on or before the Closing Date.

          (g)     Agreements.  The following agreements will be executed and
                  ----------
delivered by the Parties to such agreements:

               (i) the Wafer Supply Agreement in substantially the form as attached hereto as Exhibit 3.2(g)(i) (the "Wafer Supply Agreement").
                   -----------------       ----------------------

               (ii) the Technology Agreement in substantially the form as attached hereto as Exhibit 3.2(g)(ii) (the "Technology Agreement").
                   ------------------       --------------------

               (iii) the R&D Services Agreement in substantially the form as attached hereto as Exhibit 3.2(g)(iii) (the "R&D Services Agreement").
                   -------------------       ----------------------

          (h)     Wafer Inventory Certificate.  The Parties will provide the
                  ---------------------------
Wafer Inventory Certificate setting forth the final agreed Wafer Inventory (as
                                                                            --
described in Section 7.16).
 ------------------------

          (i)     Opinions of Counsels.  The Seller shall cause McCarter &
                  ---------------------
English, LLP, counsel for the Seller and MSI, to deliver a legal opinion, dated as of the Closing Date, to and in favor of the Purchaser and Elmos, in form and substance acceptable to the Purchaser, Elmos, and its counsel; and the Purchaser shall cause Dykema Gossett PLLC, counsel for the Purchaser and Elmos, to deliver a legal opinion, dated as of the Closing Date, to and in favor of the Seller and MSI, in form and substance acceptable to the Seller, MSI and its counsel (collectively the "Legal Opinions").
                   --------------

          (j)     Premises.  If a new lease for the Premises is not obtained
                  --------
pursuant to Section 7.4, the Seller and the Purchaser will execute and deliver
            -----------
an appropriate assignment agreement assigning the Lease (with any modifications and/or amendments that the Parties may be able to obtain pursuant to Section
                                                                     -------
7.4) for the Premises from the Seller to the Purchaser effective as of the
---
Closing Date, together with an estoppel certificate signed and delivered by the Landlord.

          (k)     Franchise Tax Board Clearance.  The Purchaser shall have
                  -----------------------------
received from the Seller corporation tax clearance certificates, as of a date not more than three (3) days before the Closing Date, of the California Franchise Tax Board for the Seller.

          (l)     Employment Development Department and Release.  The Purchaser
                  ---------------------------------------------
shall have received from the Seller a Certificate of Release from the California Employment Development Department stating that, as of a date not more than thirty (30) days before the Closing Date, no contributions, interest, or penalties are due to the Employment Development Department from the Seller.

          (m)     Other.  All other documents and instruments contemplated by
                  -----
this Agreement to be delivered at the Closing shall be delivered.

     3.3     Payment of Taxes.  The Seller and the Purchaser shall each pay one
             ----------------
half of each applicable local, state or federal sales, excise, use or transfer tax, charge or other similar fee arising as a result of the transfer of the Acquired Assets as contemplated by this Agreement and the Seller Transaction Documents and the Purchaser Transaction Documents. To the extent that either such Party pays more than half of any such tax, such Party shall be reimbursed by the other Party for the amount by which such payment exceeded half of such tax within 5 business days of the receipt of evidence of such payment.

                                   ARTICLE IV
                                   ----------
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

     The Seller represents and warrants to the Purchaser and Elmos, as of the date of this Agreement and as of the Closing Date, as follows.

     4.1     Existence and Good Standing.  The Seller is a corporation duly
             ---------------------------
organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to own or lease its property and to conduct the Wafer Operation as now being conducted. The Seller is duly qualified to carry on the Wafer Operation and is in good standing in all of the jurisdictions, foreign or domestic, indicated on Schedule 4.1,
                                                               ------------
which are all of the jurisdictions in which the character or location of the properties owned or leased by the Seller in connection with the Wafer Operation or the nature of the Wafer Operation makes such qualification necessary. The Seller has delivered to the Purchaser accurate and complete copies of its Certificate of Incorporation and Bylaws as currently in effect.

     4.2     Authority.  The Seller has all requisite corporate power and
             ---------
authority to execute and deliver this Agreement and the agreements, certificates, instruments and other documents to be delivered by the Seller in connection with this Agreement (collectively, the "Seller Transaction
                                                   ------------------
Documents"), to perform its obligations under the Seller Transaction Documents, and to consummate the transactions contemplated by this Agreement. The execution and delivery of the Seller Transaction Documents, the performance of the Seller's obligations under the Seller Transaction Documents, and the consummation of the transactions contemplated by this Agreement and the other Seller Transaction Documents have been duly and validly authorized and approved by the Board of Directors of the Seller and no other corporate proceedings on the part of the Seller are necessary to authorize the Seller Transaction Documents or the performance of the Seller's obligations under the Seller Transaction Documents, or to consummate the transactions contemplated by this Agreement. This Agreement has been, and the other Seller Transaction Documents will be, duly and validly executed and delivered by the Seller. This Agreement constitutes, and each of the other Seller Transaction Documents will constitute, a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms. The execution, delivery and performance of this Agreement and the other Seller Transaction Documents by the Seller will not constitute a fraudulent conveyance or voidable preference or render the Seller insolvent.

     4.3     No Conflict.  Except as described in Schedule 4.3, the execution
             ------------                         ------------
and delivery of this Agreement and the other Seller Transaction Documents, the performance by the Seller of its obligations under this Agreement and the other Seller Transaction Documents, and the consummation by the Seller of the transactions contemplated by this Agreement and the other Seller Transaction Documents will not:

          (a) contravene any provision of the Certificate of Incorporation or Bylaws or other organizational or governing document of the Seller;

          (b) assuming that the consents, approvals, authorizations, permits, filings or notifications referred to in (f) below are obtained or made, violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Seller or any of its assets;

          (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Purchased Contract which is applicable to, binding upon or enforceable against the Seller;

          (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Seller;

          (e)     give to any Person a right or claim against the Seller; or

          (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except such as have been obtained. Schedule 3.2
                                                                  ------------
sets forth the list of each Purchased Contract, and each material permit, license, or other Acquired Asset, for which the consent of any Governmental Authority, any court or tribunal or any other Person is required in order to consummate the transactions contemplated by this Agreement.

     4.4     Real Property.
             -------------

          (a) Except for the Premises, there is no real property or interest in real property owned or leased by the Seller which is used in the Wafer Operation.

          (b)     Except as set forth in Schedule 4.4, no charges or violations
                                         ------------
have been filed, served, made or threatened against or relating to any of the operations of the Wafer Operation as a result of any violation or alleged violation of any applicable restrictive covenants, ordinances, regulations or zoning laws or as a result of any encroachment or alleged encroachment on the property of others.

          (c) The Lease is valid and legally binding in accordance with its respective terms, free and clear of all Liens, and there is not any existing default or event of default which, with notice or lapse of time or both, would constitute a default. None of the rights of the Seller under the Lease is subject to termination or modification as a result of the transactions contemplated by this Agreement or such modifications as may be required in connection with the obtaining of consents to the transactions contemplated by this Agreement in accordance with this Section 4.4.
                                       ------------

          (d) To the knowledge of the Seller there are no condemnation proceedings or eminent domain proceedings of any kind pending or threatened against the Premises.

          (e) The use and occupancy of the Premises by the Seller in operating the Wafer Operation does not constitute a default under the terms of the Lease and, to the knowledge of the Seller, there are no facts which would prevent the Premises from being occupied after the Closing Date in the same manner as before.

          (f) The Seller, in connection with the operation of the Wafer Operation, enjoys peaceful and quiet possession of the Premises except for variations, if any, which do not materially restrict the continued use of the Premises for the purposes for which it is now employed or adversely affect the value of the Premises.

          (g) The rental set forth in the Lease is the actual rental being paid, and there are no separate agreements or understandings regarding such rental.

          (h) The Seller has the full right to exercise any renewal options contained in the Lease on the terms and conditions contained in the Lease and upon due exercise would be entitled to enjoy the use of the Premises for the full term of such renewal options. The Lease is assignable to the Purchaser according its terms and as contemplated by the transactions described in this Agreement.

     4.5     Title to Acquired Assets; Personal Property.
             -------------------------------------------

          (a)     Except as described in Schedule 4.5(a), the Seller has good
                                         ---------------
and marketable title to the Acquired Assets, free of all Liens other than (i) Liens for Taxes, the payment of which is not yet delinquent or which are being contested in good faith and by appropriate proceedings, and (ii) materialmen's, warehousemen's, mechanics' or other Liens arising by operation of law in the ordinary course of business for sums not due and which do not materially detract from the value of such assets or properties or materially impair the operation of the Wafer Operation.

          (b)     Schedule 4.5(b) lists each equipment lease which is included
                  ---------------
in the Purchased Contracts (the "Equipment Leases").  Each Equipment Lease is in
                                 ----------------
full force and effect. All rents and additional rents due to date on each Equipment Lease have been paid. The lessee has been in peaceable possession since the commencement of the original term of each Equipment Lease. The lessee is not in default under any Equipment Lease and no waiver, indulgence or postponement of the lessee's obligations under any Equipment Lease has been granted by the lessor. There exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition would become a default under any Equipment Lease. The Seller has not violated any of the terms or conditions under any Equipment Lease and all of the covenants to be performed by the lessee under any Equipment Lease have been fully performed.

          (c) None of the Acquired Assets is subject to a contract for sale other than in the ordinary course of business.

          (d)     Except as set forth in Schedule 4.5(d), all machinery and
                                         ---------------
equipment owned or leased by the Seller and comprising part of the Acquired Assets is in good operating condition and has been maintained and repaired by the Seller in the ordinary course of business, conforms to all applicable laws, ordinances and regulations, and is in a condition capable of manufacturing the wafers pursuant to the specifications set forth in the Wafer Supply Agreement.

     4.6     Purchased Contracts.  Schedule 2.1(f)lists the Purchased Contracts.
             -------------------   ---------------
True, correct and complete copies of the Purchased Contracts have been delivered to the Purchaser. All of the Purchased Contracts are in full force and effect and are valid and legally binding obligations of the parties to such contracts enforceable in accordance with their respective terms, subject to the qualifications that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), or by an implied covenant of good faith and fair dealing. No Purchased Contract exists between the Seller and any other party with respect to the Wafer Operation based upon a past course of dealing. There is no Contract with any Governmental Authority included in the Purchased Contracts. Except as disclosed in Schedule 4.6, the Seller is not in default in the payment of its
             ------------
respective obligations under, or in the performance of, any Purchased Contract, including lease payments owing by the Seller or MSI under any Equipment Lease which is part of the Purchased Contracts, and there is no express provision in any Purchased Contract as the result of which the rights of the Seller under such Purchased Contract will be materially impaired by the transactions provided for in this Agreement. No other party to a Purchased Contract is in default in the payment of any obligation involving $1,000 or more under, or in the performance of, any material covenant or obligation to be performed by it pursuant to any such Purchased Contract.

     4.7     Intellectual Property.
             ---------------------

          (a)     Schedule 4.7 lists all Intellectual Property owned by the
                  ------------
Seller (both domestic and foreign) and used by the Seller in the Wafer Operation and necessary for the Purchaser to fulfill its obligations under the Wafer Supply Agreement and the R&D Services Agreement, and all licenses, sublicenses or other agreements pertaining to any Intellectual Property to which the Seller is a party and used in or by the Wafer Operation within the past three (3) years and necessary for the Purchaser to fulfill its obligations under the Wafer Supply Agreement and the R&D Services Agreement. All of the Intellectual Property owned by the Seller and necessary for the Purchaser to fulfill its obligations under the Wafer Supply Agreement and any R&D Services Agreements will be licensed to the Purchaser under the Technology Agreement on a non-exclusive and royalty-free basis for the remaining term of the Technology Agreement.

          (b) The Seller is the sole and exclusive owner of all the Intellectual Property identified as being owned by the Seller in Schedule 4.7.
                                                                 ------------
The Seller has the right to use under a valid and enforceable license all the Intellectual Property identified as being licensed to the Seller in Schedule
                                                                    --------
4.7. All of the Intellectual Property is free and clear of any attachments or Liens and there are no claims or demands of any other Person pertaining to the Intellectual Property which have been communicated to the Seller or the Seller's attorneys.

          (c) No proceedings have been instituted during the last three years, are pending or, to the knowledge of the Seller, are threatened which challenge the rights of the Seller regarding any Intellectual Property or the validity of the Intellectual Property and none of the Intellectual Property listed in Schedule 4.7 infringes upon or otherwise violates the rights of others
          ------------
and none of the Intellectual Property listed in Schedule 4.7 is being infringed
                                                ------------
by others.

          (d)     None of the Intellectual Property listed in Schedule 4.7 is
                                                              ------------
subject to any outstanding order, decree, judgment or stipulation.

          (e)     Except as described in Schedule 4.7, to the knowledge of the
                                         ------------
Seller there is no conflicting unexpired patent with claims relating to present products or processes of the Wafer Operation presently used by the Seller in the conduct of the Wafer Operation or any patent, invention or patent application which would adversely affect any of the present products or processes of the Wafer Operation

     4.8     Employment Matters.
             ------------------

(a)     Schedule 4.8(a) lists the name, date of hire or appointment and current
        ---------------
annual salary, commissions, allowances or wage rates of each employee of the Wafer Operation, together with a statement of the full amount paid or payable to each such Person for services rendered during the last year and the nature of the services rendered.

          (b)     Schedule 4.8(b) lists the names and addresses of all agents or
                  ---------------
agencies of the Seller (including powers of attorney) with power or authority to bind the Seller with respect to the Wafer Operation in any respect and the purpose and scope of authority of such agency.

          (c) The Seller, with respect to any employee of the Wafer Operation, is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Wafer Operation nor is any such contract or agreement presently being negotiated.

          (d) There is no unfair labor practice charge or complaint pending or, to the knowledge of the Seller, threatened against or otherwise affecting the employees of the Seller working in the Wafer Operation.

          (e) There is no labor strike, slowdown, work stoppage, dispute, lockout or other labor controversy in effect, threatened against or otherwise affecting the Wafer Operation, and the Seller has no knowledge of any such controversy within the past three years.

          (f) No action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any court or other Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the employees of the Seller working in the Wafer Operation is pending or, to the knowledge of the Seller, threatened.

          (g) No grievance is pending or, to the knowledge of Seller, threatened by or on behalf of any employee working in the Wafer Operation.

          (h) The Seller is not a party to or otherwise bound by any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, wages, hours and terms and conditions of employment with respect to the Wafer Operation.

          (i) The Seller has paid in full to all employees working in the Wafer Operation all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law.

          (j)     Except as set forth on Schedule 4.8(j), the Seller is not
                                         ---------------
liable for any severance pay or other payments to any employee or former employee working in the Wafer Operation arising from the termination of employment, and the Purchaser will not have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated by this Agreement or as a result of the termination by the Seller of any persons employed by the Seller on or before the Closing Date.

          (k)     Except as set forth on Schedule 4.8(k), the Seller, with
                                         ---------------
respect to the Wafer Operation, has not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past two years and has no knowledge of any such matters within the past two years, nor has the Seller announced any such action or program for the future .

          (l) The Seller is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

          (m) To the knowledge of the Seller, there has been no union organizing activity with respect to employees of the Wafer Operation within the last two years.

          (n)     Except as set forth on Schedule 4.8(n), no employee of the
                                         ---------------
Wafer Operation is on or subject to any layoff, short-term or long-term disability, workers compensation claim or other leave of absence.

          (o) To the knowledge of the Seller, no executive or key employee or group of employees in the Wafer Operations has any plans to terminate his, her or their employment with the Seller as a result of the transactions contemplated by this Agreement or otherwise.

          (p) Each employee of the Wafer Operation is employed on an at-will basis and the Seller does not have any written agreements or oral agreements with any of its employees which would interfere with the Seller's ability to discharge such employees.

          (q)     Except as set forth on Schedule 4.8(q),the Seller, with
                                         ---------------
respect to the Wafer Operation and the employees of the Wafer Operation, has complied with applicable laws, executive orders, rules and regulations relating to employment, civil rights and equal employment opportunities, including, the Civil Rights Act of 1964, Title VII of the Civil Rights Act of 1964 and the Fair Labor Standards Act, and Title I of the Americans with Disabilities Act, and affirmative action obligations.

          (r)     Except as set forth on Schedule 4.8(r),the Seller, with
                                         ---------------
respect to the employees of the Wafer Operation, is and at all times has been in compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, (the "Immigration Act"). With respect to each "employee" (as
                   ---------------                           --------
defined in 8 C.F.R. 274a.1(f)) of the Wafer Operation for whom compliance with the Immigration Act is required, the Seller has on file a true, accurate and complete copy of (i) each employee's Form I-9 (Employment Eligibility Verification Form), and (ii) all other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. The Seller has not been cited, fined, served with any notice, nor has any action or administrative proceeding been initiated or, to the knowledge of the Seller, threatened against the Seller by the Immigration and Naturalization Service by reason of any actual or alleged failure to comply with the Immigration Act.

          (s)     OSHA.  The Premises have been maintained and operated by the
                  ----
Seller in compliance with OSHA and any similar state statute. Except as disclosed in Schedule 4.8(s), the Seller is not or has been subject to an
             ---------------
investigation by the Department of Labor, litigation over compliance with such rules and regulations or any fine, penalty or citation relating to or arising out of a violation or alleged violation of OSHA and any similar state statute.

          (t)     Schedule 4.8(t) contains a true and complete list of the
                  ---------------
employment or consulting agreements, and collective bargaining and supplemental agreements with respect to employees of the Wafer Operation.

     4.9     Wafer Operation Employee Benefit Plans.
             ---------------------------------------

          (a)     Schedule 4.9(a) contains a true and complete list of each
                  ---------------
pension, profit sharing, incentive, bonus, deferred compensation, retirement, stock option, stock purchase, severance, medical and hospitalization, insurance, vacation, salary continuation, sick pay, welfare, fringe benefit and other employee benefit plan, contract, program, policy and arrangement, whether written or oral, currently maintained, contributed to, or is required to be contributed to by the Seller, MSI or any Affiliate for the benefit of any employee of the Wafer Operation (collectively the "Benefit Plans").
                                                   -------------

          (b)     Except as described in Schedule 4.9(b),  (i) all
                                         ---------------
contributions, premium payments and other payments due from Seller to or under such Benefit Plans have been paid in a timely manner, and (ii) all additional required or discretionary contributions, premium payments, and other payments due and accruals for all periods ending on or before the Closing Date with respect to the Benefit Plans shall have been paid by that date.

          (c) The Seller does not maintain any "single employer plan" within the meaning of Section 4001(a)(15) of ERISA. Except as specifically set forth in Schedule 4.9(c), there is no multiemployer plan, as defined in ERISA Section
   ---------------
3(37), covering employees of the Wafer Operation nor has there been any withdrawal from a multiemployer plan with respect to employees of the Wafer Operation.

          (d)     Except as described in Schedule 4.9(d), with respect to each
                                         ---------------
of the Benefit Plans:

               (i) each Benefit Plan which is a "group health plan" (as defined in Code Section 5000(b)(1))has complied and will comply at all times (whether before, on, or after the Closing Date) in all material respects with the applicable continuation requirements of ERISA Sections 601 et seq. and Code
Section 4980B, and any applicable state statutes mandating health insurance coverage for employees of the Wafer Operation;

               (ii)     Except as described in Schedule 4.9(d), no Benefit Plan
                                               ---------------
obligates the Seller to pay separation, severance, termination or similar benefits, or to accelerate the time of payment or vesting, or to increase the amount of any compensation or benefit due to any employee of the Wafer Operation as a result of any transaction contemplated by this Agreement, or as a result of a "change in ownership or control" (as such term is defined in Code Section
280G).

     4.10     Tax Matters.
              -----------

           (a) The Seller has filed all Tax Returns it was required to file, including any filed as part of a consolidated Tax Return for all periods after February 11, 2000. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. Other than as disclosed on Schedule 4.10, the Seller is
                                                   --------------
not the beneficiary of any extension of time within which to file any Tax Return. To the knowledge of the Seller, no claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the Acquired Assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) To the knowledge of the Seller, no director, officer, or employee responsible for Tax matters of the Seller expects any authority to assess any additional Taxes with respect to the Seller for any period for which Tax Returns have been filed. To the knowledge of the Seller, there is no dispute or claim concerning any Tax liability of the Seller (i) claimed or raised by any authority in writing or (ii) as to which any of the directors, officers, or employees responsible for Tax matters of the Seller has knowledge based upon personal contact with any agent of such authority.

          (d) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) The Seller has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Seller has not made any payments, is not obligated to make any payments, and is not a party to any agreement that would obligate it to make any payments that will not be deductible under Section 280G of the Code. The Seller has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Seller is not a party to any Tax allocation or sharing agreement. Since February 11, 2000, except with MSI, the Seller has not (i) been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller), or (ii) had any liability for the Taxes of any person (other than any of the Seller) under Reg. Sec.1.1502.6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

     4.11     Absence of Litigation.  Except as disclosed in Schedule 4.11,
              ----------------------                         -------------
there is no claim, action, suit or other legal or administrative proceeding or governmental investigation pending or affecting, or to the knowledge of the Seller, threatened against the Seller at law or in equity involving directly or indirectly the Wafer Operation or the Acquired Assets, before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any other Person which (a) if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect, or (b) relates to this Agreement. There are no existing or, to the knowledge of the Seller, threatened orders, judgments or decrees of any court or other Governmental Authority that specifically apply to the Wafer Operation or the Acquired Assets.

     4.12     Insurance.  Schedule 4.12 lists all insurance policies maintained
              ---------   -------------
by the Seller on the properties, assets, business and personnel related to the Wafer Operation and with respect to all product liability, environmental and workers compensation insurance. True and complete copies of the summaries have been delivered to the Purchaser. Except as disclosed in Schedule 4.12, (a) the
                                                         -------------
Seller has not received any notice of cancellation or amendment of any such insurance policies nor is it in default under any such policies, (b) no coverage under any such insurance policies is being disputed, (c) all claims under such insurance policies have been filed in timely fashion, (d) no accident, loss or other event or circumstance has occurred in connection with the Wafer Operation that might result in any premium adjustment or any adverse modification of any policy terms or conditions with respect to any insurance policies in effect on such date, and (e) the Seller has not received any notice or other communication from any of its insurance brokers or carriers that such broker or carrier will not be willing or able to renew the insurance coverage described in Schedule
                                                                    --------
4.12 on substantially similar terms and at substantially equivalent premiums.
   -

     4.13     Related Party Interests.  Except as described on Schedule 4.13,
              -----------------------                          -------------
none of MSI, any officer, director or employee of MSI or the Seller, or any stockholder owning five percent (5%) or more of the outstanding and issued stock of MSI (or any relative of any such officer, director, employee or stockholder) is a party to or has an interest, directly or indirectly, in any Contract which relates to or affects the Wafer Operation or by which any of the Acquired Assets is or may be bound, or has any interest, directly or indirectly, in any property, real or personal, tangible or intangible, used in or pertaining to the Wafer Operation.

     4.14     Ability to Conduct the Wafer Operation; Compliance.  The Seller
              --------------------------------------------------
has all federal, state, local and foreign governmental permits, licenses, registrations and authorizations necessary to conduct the Wafer Operation as presently conducted, including the Environmental Permits (collectively, the "Government Permits"), all of which are listed on Schedule 4.14 attached hereto.
 ------------------                               -------------
All Government Permits and all applications for any Government Permit are in full force and effect. No proceeding is pending or threatened to revoke any Government Permit. No violations are outstanding or have been incurred with respect to any Government Permit. The conduct of the Wafer Operation is in compliance with all applicable ordinances, laws and regulations. The Seller has not received any notice from any Governmental Authority of any violation of any such ordinance, law or regulation nor does the Seller have reason to believe any such notice may be forthcoming. The Seller is not aware of any legal impediment to the continued operations of the Wafer Operations by the Purchaser after the Closing Date.

     4.15     Environmental Matters.
              ---------------------

          (a)     Except as disclosed in Schedule 4.15(a), and to the Seller's
                                         ----------------
knowledge, the Seller has not generated, used, treated, stored, released, discharged or disposed of any Hazardous Materials on the Premises or on any other property on which the Seller has conducted the Wafer Operation and, to the Seller's knowledge, no Hazardous Materials have been generated, used, treated or stored on, released, discharged or disposed of onto, from or under the Premises or on any other property on which the Seller conducted the Wafer Operation, in each case, except (i) in compliance with Environmental Laws, and
(ii) in a manner that would not give rise to liability or obligations under Environmental Laws.

          (b)     Except as disclosed in Schedule 4.15(b), the Seller currently
                                         ----------------
holds and, to Seller's knowledge, at all times has held, all Environmental

Permits for the conduct of the Wafer Operation as it is now and has been conducted. A list of all such Environmental Permits is set forth in Schedule
                                                                     --------
4.15(b).  To the extent required, the Seller has made or will make prior to the
-------
Closing Date timely and sufficient application for the extension, reissuance or renewal of such Environmental Permits.

          (c)     Except as disclosed in Schedule 4.15(c), the Seller is and, to
                                         ----------------
the Seller's knowledge, has been in compliance with Environmental Laws and Environmental Permits with respect to the conduct of the Wafer Operation.

          (d)     Except as disclosed in Schedule 4.15(d), there are no pending
                                         ----------------
or, to the knowledge of the Seller, threatened Environmental Claims against the Seller with respect to the Wafer Operation.

          (e)     Except as disclosed in Schedule 4.15(e), no underground
                                         ----------------
storage tanks, above ground storage tanks, polychlorinated biphenyls, or friable asbestos containing materials now exists or, to the knowledge of the Seller, have existed on the Premises or on any other property on which the Seller has conducted the Wafer Operation.

          (f)     Except as disclosed in Schedule 4.15(f), the Seller has
                                         ----------------
provided the Purchaser with true and complete copies of any environmental reports and other documents in its possession or control that relate to Environmental Claims, the Seller's compliance with Environmental Laws and Environmental Permits, or to the environmental condition of the Premises and any other property on which the Seller has conducted the Wafer Operation.

          (g)     Except as disclosed in Schedule 4.15(g) and to the Seller's
                                         ----------------
knowledge, there are no facts, circumstances, conditions or occurrences resulting from the Seller's conduct of the Wafer Operation, or any other such facts, circumstances, conditions or occurrences that could reasonably be anticipated (i) to form the basis of an Environmental Claim, (ii) to interfere with or prevent continued compliance by the Seller with Environmental Laws and Environmental Permits, or (iii) to cause the Premises or Acquired Assets to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

     4.16     Suppliers and Customers.  The Seller has not had a significant
              -----------------------
problem in obtaining in a timely manner and at reasonable cost any and all materials (raw, finished or otherwise) used or to be used in the Wafer Operation, nor does the Seller have any reason to believe the Wafer Operation will have any significant problem in obtaining such materials in the future.
The Seller has not received notice of intent to terminate any material Contract or agreements for the purchase of products of the Wafer Operation. No information has been brought to the attention of MSI or the Seller which might reasonably lead any of them to believe that any customer or supplier of the Seller intends to stop dealing with the Seller, or intends to alter in any material respect the amount of such customer's or supplier's dealings with the Seller, or would alter in any material respect such dealings in the event of (i) the consummation of the transactions contemplated by this Agreement or (ii) any other circumstance besides the consummation of the transactions contemplated by this Agreement.

     4.17     Sufficiency of Assets.  The Acquired Assets include all of the
              ---------------------
assets necessary to operate the Wafer Operation as presently conducted by the

Seller and for the Purchaser to perform its obligations under the Wafer Supply Agreement and the R&D Services Agreement. Except for the Excluded Assets, the Acquired Assets to be purchased and sold hereunder (i.e., the property (real and personal) owned by the Seller together with the property leased from others as described in Schedule 4.4 and the Intellectual Property referred to in Schedule
             ------------                                              --------
4.7) constitute all of the material tangible and intangible property used in the
---
conduct of the Wafer Operations as of the date of this Agreement. All of the Acquired Assets are now, and on the Closing Date will be, in the possession of the Wafer Operation and located at the Premises.

     4.18     Warranty; Product Liability.  Schedule 4.18 contains a complete
              ---------------------------   -------------
and accurate list of any and all warranties made by the Seller covering or relating to any of the products or services sold by the Wafer Operation, including those related to the warranty obligations. Schedule 4.18 contains a
                                                      -------------
complete and accurate list of the claims experience of the Wafer Operation with respect to warranty and product liability claims for the last five years (including the type of product or service and the monetary value). Except for losses, claims, damages and expenses which are described on Schedule 4.18, there
                                                            -------------
are no liabilities of the Seller, fixed or contingent, asserted and arising out of or based upon incidents occurring on or before the date of this Agreement with respect to:

          (a) any product liability or any similar claim that relates to any of the products of the Wafer Operation sold by the Seller to others;

          (b)     the delivery of faulty service by the Wafer Operation; or

          (c) any claim for the breach of any express or implied product warranty, or any similar claim that relates to any product sold or service delivered by the Wafer Operation and the Seller has no knowledge of any product or service defects which could give rise to any such liabilities or claims.

     4.19     Finders and Investment Bankers.  Neither the Seller nor any of its
              ------------------------------
officers or directors have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated in this Agreement.

     4.20     Ownership of the Seller.  MSI owns all of the issued and
              -----------------------
outstanding shares of capital stock of Seller.  Except as set forth on Schedule
                                                                       --------
4.20, there does not exist any voting agreement, shareholder agreement, proxy or
----
other agreement affecting the voting and/or ownership of the stock of Seller.
No preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Seller and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Seller to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock).

     4.21     Financial Reports Supplied to the Purchaser.
              -------------------------------------------

          (a) The Seller has delivered to the Purchaser the following financial reports (collectively the "Financial Reports"):
                                     -----------------

               (i) The Seller's general ledger and material cost summary for the Seller's fiscal years ending March 31, 2001 and March 31, 2002;

               (ii) wafer production and standard costs for wafers built by the Seller for the Seller's fiscal years ending March 31, 2001 and March 31, 2002;

               (iii) cost center detail report for the Wafer Operation, die fabrication, manufacturing administration, maintenance, building and R&D for the Seller's fiscal years ending March 31, 2001 and March 31, 2002;

               (iv) a list of salaries and wages for employees of the Wafer Operation as of May 31, 2002;

               (v) the Seller's monthly average spending detail by department for the period August 2001 through January 2002;

               (vi) detailed wafer process flows, wafers per month and number of masks for the Seller's twelve product groups

               (vii) summary of wafers, moves and headcount by month and job function for the twelve months period ending on January 31, 2002;

               (viii) the R&D revenue for the fiscal year ending March 31, 2002;

               (ix)    yields by part type and plant as of May 31, 2002.

          (b) The Financial Reports are complete and correct and represent actual transactions, expenditures and production levels of the Wafer Operation. The Financial Reports have been assembled and maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless that Seller is not subject to that Section). The Financial Reports fairly present the Wafer Operation's costs and wafer production levels for the applicable time period stated with each Financial Report above in Section 4.21(a).
                ---------------

                                    ARTICLE V
                                    ---------
                      REPRESENTATIONS AND WARRANTIES OF MSI
                      -------------------------------------

MSI represents and warrants to the Purchaser and Elmos, as of the date of this Agreement and as of the Closing Date, as follows.

     5.1     Authority.  MSI has all requisite corporate power and authority to
             ---------
execute and deliver this Agreement and the Seller Transaction Documents, to perform its obligations under the Seller Transaction Documents, and to consummate the transactions contemplated by this Agreement. The execution and delivery of the Seller Transaction Documents, the performance of MSI's obligations under the Seller Transaction Documents, and the consummation of the transactions contemplated by this Agreement and the other Seller Transaction Documents have been duly and validly authorized and approved by MSI and no other corporate proceedings on the part of MSI are necessary to authorize the Seller

Transaction Documents or the performance of MSI's obligations under the Seller Transaction Documents, or to consummate the transactions contemplated by this Agreement. This Agreement has been, and the other Seller Transaction Documents will be, duly and validly executed and delivered by MSI. This Agreement constitutes, and each of the other Seller Transaction Documents will constitute, a valid and binding agreement of MSI, enforceable against MSI in accordance with its terms. The execution, delivery and performance of this Agreement and the other Seller Transaction Documents by MSI will not constitute a fraudulent conveyance or voidable preference or render MSI insolvent.

     5.2     No Conflict.  Except for any approvals or consents required with
             ------------
respect to those Purchased Contracts or the Lease identified in Schedule 2.1(f)
                                                                ---------------
as requiring the consents of any third parties and, except as described in
Schedule 5.2, the execution and delivery of this Agreement and the other Seller
------------
Transaction Documents, the performance by the MSI of its obligations under this Agreement and the other Seller Transaction Documents, and the consummation by the Seller of the transactions contemplated by this Agreement and the other Seller Transaction Documents will not:

          (a) contravene any provision of the Certificate of Incorporation or Bylaws or other organizational or governing document of MSI;

          (b) assuming that the consents, approvals, authorizations, permits, filings or notifications referred to in (f) below are obtained or made, violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Seller or any of its assets;

          (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Purchased Contract which is applicable to, binding upon or enforceable against MSI;

          (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Seller;

          (e)     give to any Person a right or claim against the Seller; or

          (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

     5.3     Finders and Investment Bankers.  Neither MSI nor any of its
             ------------------------------
officers or directors have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated in this Agreement.

     5.4     Absence of Litigation.  Except as disclosed in Schedule 5.4, there
             ----------------------                         ------------
is no claim, action, suit or other legal or administrative proceeding or governmental investigation pending or, to the knowledge of MSI, threatened against or affecting MSI at law or in equity involving, directly or indirectly, the Wafer Operation or the Acquired Assets, before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any other Person which (a) if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect, or (b) relates to this Agreement. There are no existing or, to the knowledge of MSI, threatened orders, judgments or decrees of any court or other Governmental Authority that specifically apply to the Wafer Operation or the Acquired Assets.

                                   ARTICLE VI
                                   ----------
            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ELMOS
            ---------------------------------------------------------

     The Purchaser and, with respect to Sections 6.2, 6.3 and 6.5 only, Elmos
                                        -------------------------
represent and warrant to the Seller and MSI as follows:

     6.1     Organization.  The Purchaser is a corporation duly organized,
             ------------
validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     6.2     Authority.  The Purchaser and Elmos have all requisite corporate
             ---------
power and authority to execute and deliver this Agreement and the agreements, certificates, instruments and other documents to be delivered by the Purchaser or Elmos in connection with this Agreement (collectively, the "Purchaser
                                                               ---------
Transaction Documents"), to perform their obligations under the Purchaser
---------------------
Transaction Documents, and to consummate the transactions contemplated by this Agreement. The execution and delivery of the Purchaser Transaction Documents, the performance of the Purchaser's and Elmos' obligations under the Purchaser Transaction Documents, and the consummation of the transactions contemplated by this Agreement and the other Purchaser Transaction Documents have been duly and validly authorized and approved by the Board of Directors of the Purchaser or Elmos, as applicable, and no other corporate proceedings on the part of the Purchaser or Elmos are necessary to authorize the Purchaser Transaction Documents or the performance of the Purchaser's or Elmos' obligations under the Purchaser Transaction Documents, or to consummate the transactions contemplated by this Agreement. This Agreement has been, and the other Purchaser Transaction Documents will be, duly and validly executed and delivered by the Purchaser and Elmos. This Agreement constitutes, and each of the other Purchaser Transaction Documents will constitute, a valid and binding agreement of the Purchaser and Elmos, enforceable against the Purchaser and Elmos in accordance with its terms.

     6.3     No Conflict.  Except as disclosed in Schedule 6.3, the execution
             -----------                          ------------
and delivery of this Agreement and the other Purchaser Transaction Documents, the performance by the Purchaser and Elmos of their obligations under this Agreement and the other Purchaser Transaction Documents, and the consummation by the Purchaser and Elmos of the transactions contemplated by this Agreement and the other Purchaser Transaction Documents will not:

          (a) contravene any provision of the Articles of Incorporation or Bylaws of the Purchaser, or the incorporating documents of Elmos;

          (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Purchaser, Elmos, or any of their assets;

          (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any material contract which is applicable to, binding upon or enforceable against the Purchaser or Elmos, the breach or default of which would have a Material Adverse Effect on the transactions contemplated by this Agreement;

          (d) give to any Person a right or claim against the Purchaser which would have a Material Adverse Effect on the Purchaser, Elmos, or the transactions contemplated by this Agreement; or

          (e) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

     6.4     Finders and Investment Bankers.  Neither the Purchaser nor any of
             ------------------------------
its officers or directors have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated in this Agreement.

     6.5     Acknowledgment.
             --------------

          (a) Elmos and the Purchaser acknowledge that any information disclosed by the Seller or MSI in the attached Schedules under any Section shall be deemed to be disclosed and incorporated into each other Schedule and under each other Section under this Agreement provided that such disclosure is reasonably apparent from the context of such disclosure to be applicable to such other Schedules and/or Sections.

          (b) Neither the Purchaser nor Elmos has been induced by, and neither has relied upon, any representations, warranties or statements, whether express or implied, made by the Seller, MSI, any Affiliate of the Seller or MSI, or any agent, employee, attorney or other representative of the Seller or MSI or by any Person representing or purporting to represent the Seller or MSI that are not expressly set forth in this Agreement or in the other agreements to be entered into in connection with this Agreement (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally.

          (c) Elmos and the Purchaser acknowledge that each has made its own assessment of the future prospects and profitability of the Wafer Operation and is sufficiently experienced to make an informed judgment with respect thereto. Except for any representations and warranties made by the Seller, MSI and/or their Affiliates in this Agreement or in any Seller Transaction Document or Purchaser Transaction Document, the Seller, MSI and their Affiliates make no representation or warranty to the Purchaser, Elmos or any other Person with respect to any future prospects, financial projection or forecast of the Wafer Operation. With respect to any projection or forecast delivered by or on behalf of the Seller or MSI to the Purchaser or Elmos, and for which no warranty or representation has been made by the Seller or MSI to the Purchaser and Elmos, the Purchaser and Elmos acknowledge that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) they are familiar with such uncertainties, (iii) they are taking full responsibility for making their own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to them, and (iv) they shall have no claim against the Seller, MSI or their Affiliates with respect thereto. Without limiting the generality of the foregoing, and except for the Seller's and MSI's representations and warranties set forth in Articles IV and V hereof or any
                                            -----------------
Seller Transaction Document or Purchaser Transaction Document, the Seller, MSI and their Affiliates make no representation or warranty with respect to (i) any projections, estimates or budgets of future revenues, income, expenses or results of operations of the Wafer Operation, if any, or (ii) any other information or documents with respect to the assets, liabilities, business, operations or prospects of the Wafer Operation furnished or made available to the Purchaser or Elmos by the Seller, MSI, any Affiliate of the Seller or MSI or any officer, employee, agent or representative of the Seller or MSI, relating to, among other things, the future operations of the Wafer Operation.

                                   ARTICLE VII
                                   -----------
                                    COVENANTS
                                    ---------

     7.1     Conduct of the Business Before the Closing.  During the period from
             ------------------------------------------
the date of this Agreement to the Closing Date, the Seller and MSI will conduct the Wafer Operation according to the ordinary and usual course of its business and past practices using its best efforts to preserve the quality, value and status of the Wafer Operation and the Acquired Assets, and to retain the employees working in the Wafer Operation. The Seller shall use its best efforts to maintain satisfactory relationships with licensors, suppliers, distributors, customers and others having business relations with the Wafer Operation.
Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, MSI and the Seller will not, except with the prior written consent of the Purchaser or as otherwise reasonably directed by the Purchaser, prior to the Closing Date:

          (a) amend its Certificate of Incorporation or Bylaws or similar governing documents in a manner which could reasonably be expected to adversely affect the Seller's timely completion of the transactions contemplated by this Agreement;

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or securities convertible into shares of stock of any class which would give the holders any rights with respect to the Acquired Assets or the Wafer Operation or which could reasonably be expected to adversely affect the Seller's timely completion of the transactions contemplated by this Agreement;

          (c)     create or incur a Lien upon the Acquired Assets;

          (d) with respect to employees working in the Wafer Operation, (A) terminate the employment of any such employee other than in the ordinary course of business; (B) enter into any employment agreements or consulting agreements with respect to such employees; (C) agree to pay any bonuses or make or agree to make any increase in the rate of wages, salaries or other remuneration of any of its officers or salaried employees, other than in the ordinary course; or (D) agree to pay any pension, retirement allowance or other employee benefit not required by any existing plan, agreement or arrangement to any current officer or employee;

          (e) sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any properties (real, personal or mixed) which are part of the Acquired Assets, except in the ordinary course of business and which are not, individually or in the aggregate, material to the Wafer Operation;

          (f) enter into any obligation, agreement, commitment or contract that has a Material Adverse Effect on the Wafer Operation or the Acquired Assets;

          (g) solicit, encourage, approve, recommend, undertake or negotiate any other Acquisition Proposal (as defined in Section 7.2), or furnish or cause
                                              -----------
to be furnished any information concerning the Wafer Operation or Acquired Assets to any Person (other than to the Purchaser) which the Seller or MSI knows is interested in any such transaction;

          (h) neglect or omit to maintain all of the Acquired Assets in proper repair, order and condition consistent with past practice, fail to preserve the level of supplies and materials at the same levels as in past practice, nor maintain insurance upon all such properties and assets in amounts and kinds comparable to that in effect on the date of this Agreement;

          (i) will not default in the payment of its obligations under, or in the performance of, any covenant or obligation to be performed by it pursuant to any Purchased Contract; or

          (j) neglect to maintain its books, accounts and records with respect to the Wafer Operation in the usual, regular and ordinary manner, on a basis consistent with prior years, or fail to comply with all laws, the enforcement of which, if the Seller were not in compliance, would have a Material Adverse Effect.

7.2     Solicitations of or Negotiations with Third Parties.
        ---------------------------------------------------

          (a) The Seller and MSI each covenants and agrees that, during the period commencing on the date of this Agreement and ending on the earlier to occur of (i) the Closing Date or (ii) August 1, 2002, it will not authorize or permit any officer, director or employee of the Seller, MSI or any of their respective Affiliates, or authorize any investment banker, attorney, accountant, or other representative retained by the Seller, MSI or any of their respective Affiliates (collectively the "Agents") to, directly or indirectly, without the
                              ------
prior written consent of Elmos, initiate, solicit or encourage, or furnish information regarding the Seller, the Acquired Assets or the Wafer Operations to any person in connection with any proposal (an "Acquisition Proposal") for a
                                                --------------------
merger, consolidation or other business combination involving the Seller, or for the acquisition of any equity interest in the Seller, which would have a Material Adverse Effect on the transactions contemplated by this Agreement, or for the acquisition of all or any portion of the Acquired Assets or the Wafer Operation, other than as described in this Agreement, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal.

          (b) The Seller and MSI acknowledge that Elmos and its Affiliates will have incurred significant costs, both in time devoted by its officers and employees as well as expenses, in examining the Wafer Operation and the Acquired Assets and in negotiating this Agreement. Notwithstanding the provisions of
Section 11.3, in the event that the Seller breaches, or MSI causes the Seller to
   ---------
breach, the covenant in Section 7.2(a)and to refuse, or to elect not, to proceed
                        --------------
to the Closing in breach of this Agreement, the Seller and MSI agree to reimburse Elmos, the Purchaser and their Affiliates for their reasonable out-of-pocket expenses and costs reasonably incurred in connection with (i) the negotiation, execution and delivery of this Agreement, (ii) the negotiation and execution of the LOI, and (iii) the due diligence investigation of the Wafer Operation and the Acquired Assets made by the Purchaser and its Agents with respect to the transactions contemplated by this Agreement, including reasonable attorney's and accountant's fees, reasonable adviser's fees and other related costs.

     7.3     Update of Schedules.  The Seller will promptly notify the
             -------------------
Purchaser, prior to the Closing Date, of any changes in the information contained in the Schedules or in any document or information supplied to the Purchaser pursuant to a Schedule. Such information will not be deemed to amend such Schedules.

     7.4     Lease for the Premises.  After execution of this Agreement and
             ----------------------
unless otherwise notified by the Purchaser in writing, the Seller will assist the Purchaser in attempting to obtain an assignment of the Lease with the Landlord's consent from the Seller to the Purchaser effective as of the Closing Date with such modifications to the Lease as deemed acceptable by the Purchaser in its sole discretion and as can be obtained; provided that if such modifications cannot be obtained Seller will still assist the Purchaser in obtaining an assignment of the Lease with the Landlord's consent from the Seller to the Purchaser effective as of the Closing Date. In addition, as soon as practicable following execution of this Agreement and before the Closing Date, the Seller shall seek to obtain from the Landlord an estoppel letter in form acceptable to the Purchaser which shall include a statement that all the obligations of the Seller under the Lease have been paid to date and that the Seller is not in default under the Lease and that the purchase of the Wafer Operation by the Purchaser will not result in a termination or renegotiation of any provisions of the Lease.

     7.5     Access to Information.
             ---------------------

          (a) Between the date of this Agreement and the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Seller shall give the Purchaser and its Agents reasonable access during normal business hours to the Premises and all books and records of the Seller, MSI or any Affiliate of MSI, other than any Excluded Customer Information, related to the Wafer Operation, the Acquired Assets, or the Seller's ability to perform their respective obligations under this Agreement or any agreements or certificates related to this Agreement. The Seller and MSI will permit the Purchaser to make such inspections (including Phase I and Phase II environmental assessments) of the Premises as the Purchaser may reasonably require, at which the Seller may be present. The Seller and MSI will cause their officers and employees to furnish the information described above as the Purchaser may from time to time request, and the Purchaser will be entitled to, subject to the other provisions of this
Section 7.5, to copies of such information.
-----------

          (b) The Seller and the Purchaser shall, consistent with their normal record retention policy, preserve all records relating to the Wafer Operation or to the transactions contemplated in this Agreement. Subsequent to the Closing Date, if there is a legitimate purpose (including the preparation of Tax Returns) or if there is an audit by the IRS, other Governmental Authority inquiry, or litigation or prospective litigation to which the Seller or the Purchaser is, or may become, a party, making necessary the Seller's access to the records of the Wafer Operation or the records of the Purchaser related to the Wafer Operation or making necessary the Purchaser's access to records of the Seller related to the Wafer Operation, each Party shall allow representatives of the other Party access to such records at such Party's place of business for the sole purpose of obtaining information for use described in this Agreement.

          (c) If this Agreement is terminated, all information received by the Purchaser from the Seller in connection with this Agreement shall promptly be returned to the Seller and not retained by the Purchaser for any reason as required by that certain Nondisclosure and Confidentiality Agreement by and among the Parties (the "NDA") which shall survive any termination of this
                        ---
Agreement.

     7.6     Additional Agreements.  Subject to the terms and conditions in this
             ---------------------
Agreement, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations (including the making of any necessary regulatory filings) to consummate and make effective the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using their respective best efforts to fulfill all conditions of this Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties shall take all such necessary action.

     7.7     Public Announcements.  None of the Parties shall make any public
             --------------------
disclosure of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Party, except as and to the extent that (a) any such disclosure is necessary for the Party to fulfill its obligations under this Agreement (or any Exhibit, Schedule, list or other document or agreement delivered by such Party pursuant to this Agreement) or (b) such Party shall be obligated by law, rule or regulation to make such disclosure, provided that in either such case such Party required to make a
            -------------
public disclosure shall notify the other Parties of such requirement as soon as practicable prior to making the disclosure.

     7.8     Consents.  Each of MSI and the Seller shall use their respective
             --------
best efforts to obtain, prior to the Closing Date, all such consents and approvals as may be required in order to enable it to perform its obligations under this Agreement, including all consents and approvals required to permit the transfers to the Purchaser of the Acquired Assets so that the Purchaser may enjoy, after the Closing Date, all rights and benefits, including the same economic benefits presently enjoyed by the Seller, with respect to the Acquired Assets. The Seller shall keep the Purchaser apprised of the status of all discussions with third parties in connection with obtaining such consents, and will not enter into any amendments to existing contracts, leases or other agreements with third parties which comprise the Purchased Contracts without the prior written consent of the Purchaser; provided, however, that the Purchaser shall not unreasonably withhold its consent to such amendments or agreements.

     7.9     Cooperation in Litigation.  If, after the Closing Date, the Seller
             -------------------------
or the Purchaser shall require the participation of officers and employees employed by each other to aid in the defense or settlement of litigation or claims by third parties, and so long as there exists no conflict of interest between the Parties, the Seller and the Purchaser shall make such officers and employees reasonably available to participate in such defense, provided that the Party requiring the participation of such officers or employees shall pay all reasonable out-of-pocket costs, charges and expenses arising from such participation.

     7.10     Further Assurances.  From time to time after the Closing Date,
              ------------------
each Party will, at its own expense, execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer and to make all filings with and to obtain all consents, approvals or authorizations of any Person under any permit, license, agreement, indenture or other instrument and take all such other actions as such Party may reasonably be requested to take by the other Party, consistent with the terms of this Agreement, to effectuate better the provisions and purposes of this Agreement and the transactions contemplated by this Agreement.

     7.11     Employment Matters.
              ------------------

          (a) The Seller and MSI shall cooperate with, and use their respective best efforts to assist, the Purchaser in its efforts to employ those persons currently employed by the Seller and involved in the Wafer Operation, except those persons listed on Schedule 7.11 (the "Restricted Personnel"). The
                               -------------       --------------------
Seller will provide the Purchaser the opportunity to identify and interview these individuals within a reasonably sufficient period of time before the Closing for the Purchaser to complete all of these interviews. While the Purchaser has no obligation to employ any such individuals, the Purchaser's current intention is to offer employment, on at-will basis, to approximately 35 of these individuals (the "Purchaser Recruits"). The Seller shall use its best
                           ------------------
efforts to assist the Purchaser in employing the Purchaser Recruits and the Seller shall terminate, effective as of the Closing Date, all employment agreements or arrangements it has with any Purchaser Recruit that accepts Purchaser's offer to be employed by the Purchaser as of the Closing Date (the "Purchaser Hires"). The Purchaser will require those Purchaser Recruits who
  --------------
accept the offer of employment to enter into the Purchaser's standard employee confidentiality and intellectual property agreements as a condition of their employment.

          (b) Without limiting the definition of the Excluded Liabilities, the Purchaser does not assume and accepts no liability or obligation of the Seller resulting from any collective bargaining agreement, contract of employment, severance arrangement, employee handbook, precedent, past practice, or other method which in the past established terms and conditions of employment between the Seller, its predecessors and their employees. The Seller agrees to pay or otherwise perform all liabilities or obligations arising before the Closing Date with respect to both the Restricted Personnel and the Purchaser Recruits who are hired by the Purchaser.

          (c) Until the second anniversary of the Closing Date, the Seller, MSI and any Affiliate of MSI, will not directly or indirectly: (i) solicit any employee of Purchaser to terminate such employee's employment relationship with the Purchaser or (ii) solicit any such employee to enter into any employment relationship with the Seller. Nothing in this Section 7.11(c) shall prohibit
                                               ---------------
the Seller, MSI or any Affiliate of MSI, from employing any person who has not been employed by the Purchaser for a period of 90 days, provided that the

Seller, MSI and any Affiliate of MSI have complied with Section 7.11(c)(i) and
                                                        ----------------------
(ii).
----

          (d) Until the second anniversary of the Closing Date, the Purchaser, Elmos and any Affiliate of Elmos, will not directly or indirectly:
(i) solicit any employee of the Seller or MSI to terminate such employee's employment relationship with the Seller or MSI or (ii) solicit any such employee to enter into any employment relationship with the Purchaser, Elmos or any Affiliate of Elmos. Nothing in this Section 7.11(d) shall prohibit the
                                    ----------------
Purchaser, Elmos or any Affiliate of Elmos, from employing any person who has not been employed by the Seller, MSI or any Affiliate of MSI for a period of 90 days, provided that the Purchaser, Elmos and any Affiliate of Elmos have complied with Section 7.11(d)(i) and (ii). The restrictions of this provision
              ---------------------------
will not apply to the Purchaser's efforts to identify and hire the Purchaser Recruits.

          (e)     The term "solicit" as used in Sections 7.11(c) and (d) above
                                                ------------------------
shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on Persons employed by Purchaser, in the case of Section 7.11(c), or the Seller, MSI or any
                                      ---------------
Affiliate of MSI, in the case of Section 7.11(d).  The restrictions in Sections
                                 ---------------                       --------
7.11(c) and (d) shall not apply to any employee whose employment with the
---------------
Purchaser, in the case of Section 7.11(c), or the Seller, MSI or any Affiliate
                          ---------------
of MSI, in the case of Section 7.11(d), is involuntarily terminated after the
                       ---------------
Closing.

     7.12     Employee Benefits.
              -----------------

          (a) The Seller shall pay to each employee of the Wafer Operation that portion of all benefits (including the arrangements, plans and programs listed in Schedule 4.9) which has been accrued on behalf of that employee (or is
          ------------
attributable to expenses properly incurred by that employee) as of the Closing Date, including any accrued vacation liability, and the Purchaser shall assume no liability for any such benefits. No portion of the assets of any plan, fund, program or arrangement, written or unwritten, sponsored or maintained by the Seller (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to the Purchaser, and the Purchaser shall not be required to continue any such plan, fund, program or arrangement after the Closing Date. The amounts payable on account of all benefit arrangements (other than as specified in the following subsections) shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and the Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs on or before the Closing Date. All amounts payable to employees, or to any fund, program, arrangement or plan maintained by the Seller shall be paid by the Seller within 30 days after the Closing Date to the extent that such payment is not inconsistent with the terms of such fund, program, arrangement or plan.

          (b) Coverage for employees of the Wafer Operation under any welfare and fringe benefit plan, fund, program or arrangement maintained by the Seller, including but not limited to, life insurance, disability and health benefits (the "Welfare Plans"), shall continue until 12:01 a.m. EST on the
               -------------
Closing Date and shall be the responsibility of the Seller or MSI. Coverage under the Welfare Plans for any employee of the Wafer Operation who is retired from, or terminated by the Seller before the Closing Date or who is on disability leave on or before the Closing Date shall remain the responsibility of the Seller or MSI.

          (c) The Seller and the Purchaser agree that from 12:01 a.m. EST. on the Closing Date, except as otherwise set forth herein, the employees of the Wafer Operation and their dependents shall cease to benefit from the Seller's sponsored group health plan ("Seller's Health Plan"). The Seller and the
                              --------------------
Purchaser agree that any expenses for a health care claim incurred by an employee of the Wafer Operation or a covered dependent of such an employee for a sickness or any injury that occurs prior to 12:01 a.m. EST on the Closing Date shall be the responsibility of the Seller's Health Plan provided that such claim is submitted for reimbursement to the Seller's Health Plan within a 210 day period immediately following the Closing Date. For purposes of this Section, a claim (including a health care claim) shall be deemed to have been incurred on the date of occurrence of an injury, the diagnosis of an illness or any other event giving rise to such claim or a series of related claims.

          (d) Seller's Health Plan shall be responsible for continuation health care coverage required under Code Section 4980(B) with respect to any qualifying event (as that term is defined in Code Section 4980 (B)) occurring prior to 12:01 a.m. EST. on the Closing Date. The Seller agrees that it shall timely and properly notify both those employees of the Wafer Operation who do and those who do not accept employment with the Purchaser and their qualifying beneficiaries (as that term is defined in Code Section 4980(B)) who were required under applicable law to be so notified of their right to elect such continuation health care coverage. The Purchaser shall have no obligation or liability to any current or former employee of the Seller with respect to any qualifying event occurring on or before the Closing Date.

          (e) All Purchaser Hires shall be credited for their years of service with the Seller prior to the Closing Date, as though such person had been employed by the Purchaser during all such years of service, for purposes of calculating their eligibility for and vesting in (but not the accrual or amount of) benefits under any health, compensation, pension, welfare, stock option, profit-sharing or similar benefit plans to the extent any such plan is provided by the Purchaser to its employees working in the Wafer Operation after the Closing Date.

     7.13     Compliance with Bulk Sales Laws.  The Purchaser and the Seller
              -------------------------------
waive compliance by the Purchaser and the Seller with the bulk sales law and any other similar laws in any applicable jurisdiction with respect to the transactions contemplated by this Agreement. The Seller shall indemnify the Purchaser from, and hold it harmless against, any liabilities, damages, costs, and expenses resulting from or arising out of (a) the Parties' failure to comply with any of such laws with respect to the transactions contemplated by this Agreement, or (b) any action brought or levy made as a result of the Parties' failure to comply with any of such laws, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by the Purchaser pursuant to this Agreement.

     7.14     Covenant Not to Compete.
              -----------------------

          (a)     Except as provided in Sections 7.14(b) and 7.14(c) below, the
                                        ----------------------------
Seller, MSI and each of their Affiliates agree that for the period starting on the Closing Date and ending on the later of thirty (30) months after the Closing Date or the date of the termination of the Wafer Supply Agreement in accordance with its terms, none of the Seller, MSI, or any of their Affiliates will, directly or indirectly, in any geographic area (within the United States or in any other country) that the Purchaser conducts business in connection with the Wafer Operation, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business competitive with the Wafer Operation.

          (b)     However, the prohibition of Section 7.14(a) shall not:
                                              ---------------

               (i) apply to Seller during any period when the Seller is in compliance with the Wafer Supply Agreement and, if applicable, purchasing the Seller Wafer Minimums;

               (ii) prohibit the Seller or MSI from purchasing wafers from third parties whenever (A) the Seller is in compliance with the Wafer Supply Agreement, (B) the Seller is in compliance with the R&D Services Agreement, (C) the Seller is purchasing the Seller Wafer Minimums, if applicable, and (D)
                                                                   ---
either (1) the Seller is meeting the Seller Excluded Customers Requirements during any extension term under the Wafer Supply Agreement or (2) the Seller
                                                           --
Excluded Customers Requirements are not being met due to a failure by the Purchaser to fulfill one or more of its obligations under the Wafer Supply Agreement; or
           --

               (iii) prohibit the Seller or MSI from developing wafer fabrication processes whenever (A) the Seller is in compliance with the Wafer Supply Agreement, (B) the Seller is in compliance with the R&D Services Agreement, (C) the Seller is purchasing the Seller Wafer Minimums, if applicable, and (D) either (1) the Seller is meeting the Seller Excluded
            ---
Customers Requirements during any extension term under the Wafer Supply Agreement or (2) the Seller Excluded Customers Requirements are not being met
          --
due to a failure by the Purchaser to fulfill one or more of its obligations under the Wafer Supply Agreement.

     (c)     In addition to the limitations on the prohibitions of Sections
                                                                   --------
7.14(a) put forth in subparagraph (b), the prohibitions of Sections 7.14(a)
-------              ----------------                      ----------------
shall terminate:

               (i) upon the effective date of any merger or consolidation in which the acquiring entity was engaged in a business in competition with the Wafer Operation prior to such effective date and in which the shareholders of the Seller of MSI, as the case may be, immediately prior to such merger or consolidation did not own more than fifty percent (50%) of the voting securities
                  ---
of the surviving entity; or

               (ii) upon the effective date of the sale of fifty percent (50%) or more of the voting securities of the Seller or MSI, as the case may be, to a Person that was engaged in a business in competition with the Wafer Operation prior to the effective date of such sale.

          (d) The Seller acknowledges and agrees that the geographic scope of this covenant is reasonable. The Parties specifically acknowledge and agree that the remedy at law for any breach of this Section 7.14 will be inadequate
                                              ------------
and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. If the provisions of this Section 7.14 should ever be
                                                     ------------
deemed to exceed the limitation provided by applicable law, then the Parties agree that such provisions shall be reformed to set forth the maximum limitations permitted. Notwithstanding anything in this Section 7.14 to the
                                                         ------------
contrary, nothing in this Section 7.14 shall be deemed to excuse or release the
                          ------------
Seller or MSI from performing all of their obligations under this Agreement, the Wafer Supply Agreement, or the Seller Transaction Documents.

     7.15     Product Warranty Claims.  With regard to product warranty claims
              -----------------------
for wafer or die products, or any other end product as a result of a defect in the underlying wafer or die product, produced by the Wafer Operation before the Closing Date, the Seller shall notify the Purchaser in writing within fourteen
(14) days after the Seller has received such a claim. The Purchaser shall have no obligations or liabilities with respect to any product warranty claim related to any product produced by the Wafer Operation before the Closing Date. In the event that the Purchaser receives any product warranty claim related to any product produced by the Wafer Operation before the Closing Date, or written notice of such a claim, the Purchaser shall promptly forward such claim or notice to the Seller. In the event that the Seller receives any product warranty claim related to any product produced by the Wafer Operation on or after the Closing Date, or written notice of such a claim, the Seller shall promptly forward such claim or notice to the Purchaser.

     7.16     Customer Protection.
              -------------------

          (a)     Schedule 7.16A sets forth up to fifteen of the Seller's
                  --------------
customers (the "Excluded Customers"), which, for the Protected Period (as
                ------------------
defined below), the Purchaser will not, directly or indirectly, contact, solicit, engage, induce, interfere with, or endeavor to entice away from the Seller any such Excluded Customer with respect to the sale or service of the products or applications of the Wafer Operation which are set forth next to the name of that Excluded Customer on Schedule 7.16A (the "Protected Products and
                                  --------------       ----------------------
Applications").  Schedule 7.16B sets forth the entities which, any time before
------------     --------------
the date of this Agreement, had purchased a Protected Product and Application, which is set forth next to their name on Schedule 7.16B, from the Purchaser,
                                         ---------------
Elmos or one of their Affiliates, and each such entity shall not be considered
                                                             -----------------
an Excluded Customer with respect to such Protected Product and Application for purposes of this Agreement.

          (b)     As used in this Section 7.16, the "Protected Period" shall
                                  ------------       ----------------
mean the period of time beginning on the Closing Date and ending on the earlier to occur of:

               (i) the termination of the Wafer Supply Agreement or any mutually agreed extension thereof;

               (ii) the failure of the Seller to purchase at least Seven Hundred Thousand Dollars ($700,000) of wafer per quarter during the First Extension Term and the Second Extension Term (as both terms are defined in the Wafer Supply Agreement), if any (collectively the "Seller Wafer Minimums");
                                                   ---------------------

               (iii) the failure of the Seller to obtain all of the Seller's requirements for servicing the Excluded Customers from the Purchaser during the term of the Wafer Supply Agreement, including the First Extension Term and the Second Extension Term, if any (collectively, the "Seller Excluded Customers
                                                  -------------------------
Requirements"), which such failure is not due to a failure by the Purchaser to
    --------
fulfill one or more of its obligations under the Wafer Supply Agreement;

               (iv)     a breach of the covenant not to compete set forth in
Section 7.14; or
------------

               (v) upon the rejection of the Wafer Supply Agreement by any bankruptcy trustee under Sec. 365 of the Bankruptcy Code.

          (c)     The prohibitions of this Section 7.16 shall not apply:
                                           ------------

               (i) to any contact with an Excluded Customer by an independent sales representative or distribution agent of the Purchaser or its Affiliates which was not initiated by or at the direction of the Purchaser or its Affiliates; or

               (ii) to any Excluded Customer for which the Seller and MSI are not willing or able to supply the requirements at any time after the Closing Date or to any Excluded Customer which elects not to engage the Seller or MSI after the Closing Date. The Purchaser shall send written notice to the Seller and MSI of such an Excluded Customer's need to be serviced by the Purchaser, setting forth in reasonable detail the basis for Purchaser's knowledge of such circumstance. Upon receipt of a properly given notice from the Purchaser, that customer will no longer be considered an Excluded Customer for purposes of this Agreement.

          (d)     Notwithstanding any provision of this Section 7.16, the
                                                        ------------
Purchaser may sell the Protected Products and Applications to an Excluded Customer during the Protected Period if:

               (i) a business relationship develops between the Purchaser and such Excluded Customer without the Purchaser having violated Section
                                                                 -------
7.16(a); or
-------

               (ii) the Excluded Customer insists on purchasing the Protected Products and Applications from the Purchaser during the Protected Period and not the Seller or MSI;

provided, however, that the Purchaser will pay the Seller a commission of
-----------------
fifteen percent (15%) of the Net Sales of the Protected Products and Application sold to an Excluded Customer during the Protected Period pursuant to this
Section 7.16(d).  The commissions will be paid quarterly and accompanied by a
---------------
written statement from the Purchaser, which statement the Seller shall have the right to audit one time during each calendar year upon reasonable notice to the Purchaser, itemizing each sale of a Protected Product and Application sold under this Section 7.16(d).
     ---------------

          (e)     Furthermore and notwithstanding any of the provisions in
Section 7.16(a) through (d), the Parties acknowledge that the Excluded Customers
     ---------- -----------
are restricted from the Purchaser only with respect to the Protected Products and Applications set forth next to their name on Schedule 7.16(A), and that this
                                                 ----------------
Section 7.16 does not apply to the Purchaser's solicitation or contact with an
------------ --------------
Excluded Customer during the Protected Period for a Protected Product or Application that is not listed next to such Excluded Customer's name on Schedule
-                                                                       --------
7.16(A).
-------

     7.17     Wafer Inventory.
              ---------------

          (a) Before the Closing, the Purchaser and the Seller will cause a physical inventory of the Wafer Inventory to be conducted. The Parties' agreement as to the Wafer Inventory will be evidenced by a certificate to be delivered by the Parties prior to the Closing which shall set forth a description of the amount of each type of raw material, the amount of work in process for each product or application of the Wafer Operation, and the amount of finished goods for each product or application of the Wafer Operation (the "Wafer Inventory Certificate"). The determination of the Wafer Inventory, as
  --------------------------
shown on the Wafer Inventory Certificate, shall be final, binding and conclusive on the Parties for purposes of the transactions contemplated by this Agreement, including the Wafer Supply Agreement.

          (b) If one of the Parties objects to the determination of any one of the items to be put forth in the Wafer Inventory Certificate, such objecting Party shall send written notice to the other Parties setting forth which item or items they object to and the basis for the objection in reasonable detail (an "Inventory Objection Notice"). The item objected to will be determined by
  -------------------------
Armanino and McKenna LLC (the "Reviewing Accountants") and such determination
                               ---------------------
will be binding and conclusive on the Parties. Each item which is not expressly objected to shall be final and binding on the Parties. Each of the Parties shall bear the cost of its own independent public accountant and other representatives for services rendered during assessment of the Wafer Inventory. In addition, the Seller and the Purchaser shall each bear one half of the cost of the Reviewing Accountants for services rendered in reviewing any disputed item submitted to them under this Section 7.17, provided that, in the event that
                                  ------------  -------------
the Reviewing Accountants do not make any change with respect to the disputed item as put forth in the Inventory Objection Notice, the Party which sent the Inventory Objection Notice shall bear all of the cost of the Reviewing Accountants with respect to the services rendered for that disputed item.

     7.18     Consignment of the Wafer Inventory.  As described in the Wafer
              ----------------------------------
Supply Agreement and as of the Closing Date, the Seller shall transfer and set over to the Purchaser all of the Wafer Inventory as a consignment in order for the Purchaser to process such Wafer Inventory pursuant to the Wafer Supply Agreement. The Wafer Inventory will remain the property of the Seller while it is in the Purchaser's possession and the Seller shall continue to bear the risk of loss on the Wafer Inventory at all times. The Wafer Inventory will be returned to the Seller at any time upon the Seller's request, provided, however, that, as of December 31, 2002, any portion of the Wafer Inventory which remains at the Premises may be removed and shipped by the Purchaser to Seller at the Purchaser's discretion and at the Seller's expense.

     7.19     Intentionally Omitted
              ---------------------

     7.20     Purchased Contracts; Payments of Amounts Past Due.  On or before
              -------------------------------------------------
the Closing, the Seller or MSI shall take the necessary steps to ensure that all amounts owing by MSI or the Seller under any Purchased Contract, including any Equipment Lease, for the period of time prior to the Closing have been paid in full and no such amounts shall be owing to any third party as of the Closing, except for such amounts as are set forth on Schedule 4.6 which shall be paid by
                                            ------------
the Purchaser at Closing and offset against the Cash Payment as set forth in
Section 2.6(a).
--------------

     7.21     Repair of Roof and Damaged Equipment.  With regard to the
              ------------------------------------
equipment disclosed on Schedule 4.5(d) as damaged or needing repair, the Seller
                       ---------------
shall pay for such equipment to be repaired and made fully operational to the Purchaser's sole satisfaction. The Seller shall also pay for the repair of the Premises' roof as set forth in the work estimate of Just Leaks and up to an amount not to exceed $15,000. The Purchaser will maintain full control of the repairs being made and the Purchaser will send the invoices of the third parties making such repairs to the Seller to be paid by the Seller. The cost of such repairs is part of the Excluded Liabilities for which the Seller will indemnify the Purchaser under Article X of this Agreement.

                                  ARTICLE VIII
                                  ------------
         CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER AND ELMOS
         --------------------------------------------------------------

The obligations of the Purchaser and Elmos under this Agreement shall, at the Purchaser's or Elmos' option, be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by the Purchaser or Elmos without affecting or impairing any right or remedy under this Agreement:

     8.1     Representations and Warranties Accurate.  All representations and
             ---------------------------------------
warranties of the Seller and MSI contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if such representations and warranties were made on the Closing Date, except for changes expressly contemplated or permitted by this Agreement.

     8.2      Performance by the Seller and MSI.  The Seller and MSI shall have
              ---------------------------------
performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by them, respectively, on or before the Closing Date.

     8.3     Closing Deliveries.  The Seller and MSI shall have delivered or
             ------------------
caused the delivery, at or prior to the Closing, of all the Closing Deliveries required of them in Section 3.2.
                    -----------

     8.4     Absence of Illegality.  No statute, rule, regulation or order shall
             ---------------------
have been enacted, entered or deemed applicable by any Governmental Authority which would make the transaction contemplated by this Agreement illegal.

     8.5     Litigation.  None of the Purchaser, the Seller, the Wafer Operation
             ----------
or the Acquired Assets shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which would impose material limitations on the ability of the Purchaser to exercise full rights of ownership of the Wafer Operation or the Acquired Assets and no action, suit, proceeding or investigation shall be pending or threatened which, in the opinion of counsel to the Purchaser, is reasonably likely to result in any such order, decree or injunction.

     8.6     Approvals.  The Purchaser and the Seller, respectively, shall have
             ---------
obtained (i) any permits, authorizations, consents, or approvals of any public body or authority necessary or desirable for the consummation of the transactions contemplated by this Agreement, and (ii) any consents or waivers from other parties to licenses, franchises, permits, indentures, agreements, including the Purchased Contracts, and other instruments that are required for the consummation of the transactions contemplated by this Agreement to occur on the Closing Date or the continued operation of the Wafer Operation by the Purchaser after the Closing Date without any termination, violation or breach thereof or default (or event which, with notice or lapse of time or both, would constitute a default).

     8.7     Transfer of Acquired Assets.  The Seller shall have executed and
             ---------------------------
delivered appropriate bills of sale, assignments or such other instruments of conveyance as the Purchaser and its counsel shall have reasonably requested transferring the Acquired Assets.

     8.8     Books and Records.  The Seller shall have delivered to the
             -----------------
Purchaser the books and records of the Wafer Operation and related Acquired Assets and Assumed Liabilities.

     8.9     Release and Termination.  The Seller or MSI shall have obtained all
             -----------------------
appropriate releases and termination statements for any Liens which are encumbering any of the Acquired Assets.

     8.10     Due Diligence.  The Purchaser shall have completed and satisfied
              -------------
all of its business, financial, environmental, and legal due diligence inquiries of the Seller, the Wafer Operation, and the Acquired Assets. Set forth on
Exhibit 8.10 is a list of the due diligence items or topics that the  Purchaser
      ------
will need to examine before it is prepared to indicate that the closing condition in this Section 8.10 is satisfied. If, prior to the Closing Date,
                  ------------
during the Purchaser's conduct of its business, financial, environmental and legal due diligence, the Purchaser discovers something about the Wafer Operation, the Acquired Assets or the Assumed Liabilities that would have a Material Adverse Effect on the Purchaser's ability to conduct the Wafer Operation in a manner substantially similar to the Seller's conduct of the Wafer Operation as of the Closing Date, the Purchaser shall not be obligated to perform any of its obligations under this Agreement and shall have the right to terminate this Agreement without any further liability or obligation to the Seller or MSI.

     8.11     Purchaser Recruits.  Not less than thirty-five (35) of the
              ------------------
Purchaser Recruits shall have accepted offers of employment from the Purchaser to work in the Wafer Operation on and after the Closing Date, provided that the
                                                              --------
Purchaser has made offers of employment to such Purchaser Recruits.

     8.12     No Loss or Casualty.  There shall have been no material loss
              -------------------
(i.e., casualty) suffered to any of the Acquired Assets or the Premises, or Material Adverse Change in the business or financial condition of the Seller or MSI that could affect the Seller's or MSI's ability to perform their respective obligations under this Agreement or the Seller Transaction Documents.

     8.13     Premises.  The Purchaser shall have obtained (i) an assignment of
              --------
the Lease (with the Landlord's consent and an estoppel certificate delivered by the Landlord) from the Seller to the Purchaser effective as of the Closing Date with such modifications to the Lease as deemed acceptable by the Purchaser in its sole discretion and as can be obtained, (ii) an executed and binding purchase agreement for the purchase of the Premises by the Purchaser, Elmos or any Affiliate thereof from the Landlord upon terms and conditions acceptable to the Purchaser or (iii) if neither (i) or (ii) can be obtained, the Purchaser will have obtained an assignment of the Lease (with the Landlord's consent and an estoppel certificate delivered by the Landlord) from the Seller to the Purchaser effective as of the Closing Date.

     8.14     TNI.  MSI shall have an executed agreement with First Union
              ---
Commercial Corporation which will provide that on or prior to the Closing MSI shall take full and unencumbered title to all of the TNI Equipment and shall be prepared to convey the TNI Equipment to the Purchaser as part of the Acquired Assets, free of any Liens, and the Purchaser shall have entered into a development and supply agreement with Transparent Networks, Inc. ("TNI") upon
                                                                   ---
terms and conditions satisfactory to the Purchaser in its sole discretion.

                                   ARTICLE IX
                                   ----------
            CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER AND MSI
            ---------------------------------------------------------

The obligations of the Seller and MSI under this Agreement shall, at the option of the Seller or MSI, be subject to the fulfillment on or before the Closing Date of each of the following conditions, any of which may be waived, in whole or in part, by the Seller or MSI without affecting or impairing any right or remedy under this Agreement:

     9.1     Representations and Warranties Accurate.  All representations and
             ---------------------------------------
warranties of the Purchaser and Elmos contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if such representations and warranties were made on the Closing Date, except for changes expressly contemplated or permitted by this Agreement.

     9.2     Performance by the Purchaser and Elmos.  The Purchaser and Elmos
             --------------------------------------
shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by them, respectively, prior to or on the Closing Date.

     9.3     Closing Deliveries.  The Purchaser and Elmos shall have delivered
             ------------------
or caused the delivery, at or prior to the Closing, of all the Closing Deliveries required of them in Section 3.2.
                               -----------

     9.4     Absence of Illegality.  No statute, rule, regulation or order shall
             ---------------------
have been enacted, entered or deemed applicable by any Governmental Authority which would make the transactions contemplated by this Agreement illegal.

     9.5     Litigation.  Neither the Purchaser nor the Seller shall be subject
             ----------
to any order, decree or injunction of a court or agency of competent jurisdiction which would impose material limitations on the ability of the Purchaser to exercise full rights of ownership of the Wafer Operation or the Acquired Assets and no action, suit, proceeding or investigation shall be pending or threatened which, in the opinion of counsel to the Seller, is reasonably likely to result in any such order, decree or injunction.

     9.6     TNI Agreement.  MSI shall have terminated that certain agreement
             -------------
dated March 2, 2001 between TNI and MSI.

                                    ARTICLE X
                                    ---------
                                 INDEMNIFICATION
                                 ---------------

     10.1     Survival of Representations and Warranties.
              ------------------------------------------

          (a)     Subject to Sections 10.1(b), 10.1(c) and 10.1(d), the
                             -------------------------------------
representations and warranties made by the Parties in this Agreement or in any Schedule, Exhibit, certificate or other document delivered by or on behalf of the Parties pursuant to this Agreement shall be deemed to be continuing and shall survive for a period of two years from the Closing Date.

          (b)     Subject to Sections 10.1(c) and 10.1(d), the following
                             ----------------------------
representations and warranties shall survive for the periods described below.

               (i)     Sections 4.1, 4.2, 4.5, 4.10, 4.15, 5.1, 6.1 and 6.2
                       ----------------------------------------------------
shall survive indefinitely.

               (ii)     Sections 4.8, 4.9, 4.11, 4.13 and 4.18 shall survive for
                        --------------------------------------
a period of three years from the Closing Date.; and

               (iii)     Section 4.7 shall last until the later to occur of (A)
                         -----------
the termination of the Wafer Supply Agreement in accordance with its terms, (B) the termination of the Technology Agreement in accordance with its terms, or (C) the termination if the R&D Services Agreement in accordance with its terms.

          (c) If a specific claim in writing with respect to any representation or warranty shall have been made, or an action at law or in equity shall have been commenced or filed, prior to the expiration of the relevant survival period described in Section 10.1(a) or 10.1(b), then such
                                      --------------------------
representation or warranty shall, with respect to such claim or action, survive until the claim or action has been finally resolved.

          (d)     Nothing in this Section 10.1 shall terminate or affect the
                                  ------------
obligations and indemnities of the Parties with respect to covenants and agreements contained or referred to in this Agreement that are to be performed by their specific terms, in whole or in part, after the Closing Date or the dates referred to above. Any investigations made by or on behalf of the Purchaser shall not affect the Seller's representations and warranties under this Agreement.

     10.2     Seller's and MSI's Indemnity.  The Seller and MSI shall, jointly
              ----------------------------
and severally, indemnify, defend, save and hold harmless the Purchaser and Elmos, and their successors and assigns, and the employees, representatives, officers, directors and agents of the Purchaser and Elmos, from and against any and all Indemnified Damages arising out of or resulting from:

          (a) any breach of or inaccuracy in any representation or warranty made by the Seller or MSI in this Agreement; or

          (b) any breach of any covenant or any agreement of the Seller or MSI contained in this Agreement or any other Seller Transaction Document;

          (c) the failure of the Seller to post a bond or other evidence of financial soundness as required under the Permit by Rule Renewal issued by the County of Santa Clara, California;

          (d) any settlement paid to, or judgment or decision entered in favor of, Citizens for Responsible Business, Inc., or any affiliate, agent or assignee thereof, with regard to the Wafer Operation before the Closing Date;

          (e)     the Seller's obligation to indemnify under Section 7.13;
                                                             ------------

          (f) Any amount in excess of the Holdback Amount owed by the Purchaser, Elmos, or their Affiliates, or any officer, director, employee or agent of the Purchaser, Elmos or their Affiliates, to the California EDD, or similar Governmental Authority, as a result of the Seller's failure to pay all of its obligations for California payroll taxes prior to the Closing, including any interest and penalties accruing on such unpaid amount before and after the Closing; or

          (g)     any Excluded Liability.

     10.3     Purchaser's and Elmos' Indemnity.  The Purchaser and Elmos shall,
              --------------------------------
jointly and severally, indemnify, defend, save and hold harmless the Seller and MSI and their successors and assigns, and the employees, representatives, officers, directors and agents of the Seller and MSI, from and against any and all Indemnified Damages arising out of or resulting from:

          (a) any breach of or inaccuracy in any representation or warranty made by the Purchaser or Elmos in this Agreement or in any other Purchaser Transaction Document; or

          (b) any breach of any covenant or any agreement of the Purchaser or Elmos contained in this Agreement or in any other Purchaser Transaction Document; or

          (c)     any Assumed Liability.

     10.4     Claims for Indemnification.
              --------------------------

          (a)     Whenever any claim for indemnification shall arise under this
Article X, the Party asserting such claim (the "Indemnified Party") shall notify
---------                                       -----------------
the other Party (the "Indemnifying Party") of the claim and, when known, the
                      ------------------
facts constituting the basis for such claim. The Indemnifying Party shall have thirty (30) days to cure the circumstances giving rise to the claim of the Indemnified Party, unless the basis for the claim is pursuant to Sections
                                                                 --------
10.2(a) or 10.3(a).  If any claim for indemnification under this Agreement
      ------------
results from or is in connection with legal proceedings by a third party, then such notice shall also specify, if known, the amount or an estimate of the amount of the liability arising from such proceedings.

          (b) If any claim is asserted against the Indemnified Party for which the Indemnifying Party may be responsible under this Agreement (a "Third
                                                                         -----
Party Claim"), written notice of such Third Party Claim shall be given to the
-----------
Indemnifying Party as promptly as practicable and if the Indemnifying Party shall acknowledge in writing that the Indemnifying Party shall be responsible and liable for payment of all costs, losses, liabilities, claims and expenses in connection with such Third Party Claim (except as otherwise limited by this
Section 10.4), then the Indemnifying Party shall be entitled, if the
------------
Indemnifying Party so elects (subject to the Indemnified Party's written consent which may be withheld by the Indemnified Party to the extent that the Indemnified Party's rights under any other contested matter or any aspect of the Indemnified Party's ongoing business operations may be prejudiced by the Indemnified Party's lack of control over such Third Party Claim), to take control of the defense and investigation of such Third Party Claim and to employ and engage attorneys of its own choice to handle and defend such Third Party Claim, at the Indemnifying Party's cost, risk and expense. The Indemnified

Party shall cooperate in all reasonable respects, at the Indemnifying Party's cost, risk and expense, with the Indemnifying Party and such attorneys in the investigation and defense of such claim (including any appeal); provided, however, that the Indemnified Party may, at its own cost, participate in any such investigation and defense of any Third Party Claim.

          (c) Unless authorized in the Indemnified Party's consent, the Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim without the prior written consent of the Indemnified Party. If the Indemnified Party refuses to consent to a settlement of any Third Party Claim which has been accepted by such third party in writing (subject to the Indemnified Party's consent hereunder), the Indemnifying Party shall have no liability for any Indemnified Damages in excess of the related settlement offer. If the Indemnifying Party does not assume the defense of any Third Party Claim in accordance with the terms of this Section
                                                                      -------
10.4, the Indemnified Party may defend against such Third Party Claim in such
----
manner as it may deem appropriate, including settling such Third Party Claim, after giving notice of such defense to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate.

     10.5     Indemnification Payments; Set-Off.  Any payment for
              ---------------------------------
indemnification required under this Agreement shall be made by wire transfer of immediately available funds within seven (7) days after liability for and the amount of the indemnification payment is finally determined. If any required indemnification payment is not made within such period, the Indemnified Party may take any action or exercise any remedy available to it by appropriate legal proceedings to collect any required indemnification payment, including, in the case of the Purchaser and in the Purchaser's sole discretion, utilizing its right to set off any amount it is owed by the Seller or MSI pursuant to this
Article X against the Prepaid Product Account or the Prepaid Credit (a
---------
"Set-Off").  This right of Set-Off shall include the Purchaser's rights under
---------
Section 5.3 of the Wafer Supply Agreement.

     10.6     Limits on Indemnification.
              -------------------------

          (a) Notwithstanding anything in this Agreement to the contrary, the Indemnifying Party's liability for all claims shall be subject to the following limitations: (i) the Indemnifying Party shall have no liability for such claims until the aggregate amount of the Indemnified Damages incurred shall exceed $25,000 at which time the Indemnifying Party shall be liable for the full amount of all such claims starting from "dollar one", and (ii) the Indemnifying Party's aggregate liability for all such claims shall not exceed $250,000; provided, however, that the limitations provided in this Section 10.6 shall not
     ---  -------
apply to: (A) any claim for fraud or intentional misrepresentation, (B) any claim by the Purchaser or its Affiliates related to an Excluded Liability, (C) any claim by the Seller or its Affiliates related to an Assumed Liability, (D) any claim for breach of any agreement or covenant contained herein, (E) any claim by the Purchaser that Seller has breached the representations contained in Sections 4.5, 4.7, 4.15 or 4.18 of this Agreement, and (E) any claim by the
-----------------  ------------
Purchaser for indemnification under Section 10.2(c),(d),(e) and (f).
----                                -------------------------------

          (b) Notwithstanding anything contained in this Agreement to the contrary, no Party shall be liable to any other Party for indirect, special, punitive, exemplary or consequential loss or damage (including any loss of revenue or profit) arising out of this Agreement, provided, however, the
                                                  --------  -------
foregoing shall not be construed to preclude recovery by the Indemnified Party in respect of Indemnified Damages incurred from Third Party Claims. All Parties shall mitigate their damages.

     10.7     Exclusive Remedy. The indemnification provided in this Article X
              ----------------                                       ---------
shall be the sole and exclusive remedy after the Closing Date for damages available to the Parties to this Agreement for breach of the terms, conditions, representations or warranties contained herein or any right, claim or action arising from the transactions contemplated by this Agreement; provided, however,
                                                              --------  -------
that this exclusive remedy for damages does not preclude a Party from (a) bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or in any other agreement to be entered into in connection with this Agreement or (b) pursuing remedies under applicable law for fraud or intentional misrepresentation; and provided, further, that the Purchaser shall not be entitled to rescission of
--------  -------
this Agreement.

     10.8     No Liability for Disclosures.  If after the date of this Agreement
              ----------------------------
and before the Closing, the Purchaser or Elmos receives written notice from the Seller, MSI, or any of their Affiliates setting forth in reasonable detail the nature and basis of a misrepresentation, breach or failure to perform by the Seller, MSI, or any of their Affiliates, and the Purchaser elects not to exercise its right to terminate this Agreement under Section 11.1(d), the
                                                     ---------------
Purchaser, Elmos and their Affiliates shall be deemed to have waived their rights to claim the breach of the representation or covenant under this Agreement.

                                   ARTICLE XI
                                   ----------
                                   TERMINATION
                                   -----------

     11.1     Termination.  This Agreement may be terminated, by written notice
              -----------
promptly given to the other Party, at any time before the Closing Date as follows:

          (a)     by mutual written consent of the Purchaser and the Seller;

          (b) by either the Purchaser or the Seller, if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by either the Purchaser or the Seller, if the Closing shall not have occurred on or before August 1, 2002, unless the absence of such occurrence shall be due to the failure of the Party seeking to terminate this Agreement (or its subsidiaries or Affiliates) to perform in all material respects each of its obligations under this Agreement required to be performed by it on or before the Closing Date;

          (d) by the Purchaser, (i) at any time if the representations and warranties of the Seller contained in Article IV are incorrect in any material
                                      ----------
respect, (ii) at any time if the Seller fails to perform in all material respects any of the covenants contained in this Agreement, or (iii) upon written notice to the Seller given at any time after August 1, 2002 (or such later date as shall have been specified in a writing authorized on behalf of the Seller and the Purchaser) if all of the conditions precedent contained in Article VIII have
                                                               ------------
not been met;

          (e) by the Seller, (i) at any time if the representations and warranties of Purchaser contained in Article VI are incorrect in any material
                                     ----------
respect, or (ii) upon written notice to Purchaser given at any time after August 1, 2002 (or such later date as shall have been specified in a writing authorized on behalf of the Seller and the Purchaser) if all of the conditions precedent contained in Article IX have not been met; or
             ----------

          (f) by the Purchaser or the Seller, if the Seller or any of its Affiliates enters into a definitive agreement relating to or arising from or in connection with an Acquisition Proposal, provided that none of the Seller, MSI or their Affiliates have violated the covenants in Section 7.2in this Agreement.
                                                   -----------

     11.2     Effect of Termination.  If this Agreement is terminated pursuant
              ---------------------
to this Article XI, this Agreement (except for Article I(Definitions and
        ----------                             ---------
Interpretations), Section 7.7 (Public Announcements), Article X
                  -----------                         ---------
(Indemnification), Article XI (Termination) and Article XII (Other Provisions,
                   ----------                   -----------
all of which shall continue ) shall become void and have no effect, without any liability on the part of any of the Parties or their directors or officers or stockholders or other Affiliates with respect to this Agreement, except (a) as set forth in Section 11.3 and Article X hereof, and (b) nothing shall relieve
             ------------     ---------
any party from liability arising as a result of the representations and warranties of a Party being materially incorrect when made or the material breach by a Party of a covenant or agreement. Notwithstanding any other provision of this Agreement, the NDA shall survive any termination of this Agreement.

     11.3     Fees and Expenses.
              -----------------

          (a)     Except as set forth in this Section 11.3, all actual,
                                              ------------
documented and reasonable out-of-pocket fees and expenses (other than Taxes) incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, regardless of whether the purchase and sale of the Acquired Assets contemplated herein is consummated.

          (b)     If this Agreement is terminated by the Purchaser pursuant to
Section 11.1(d), then the Seller and MSI shall be jointly and severally liable
 --------------
to the Purchaser and Elmos for one half of all actual, documented and reasonable out-of-pocket fees and expenses of the Purchaser and Elmos in connection with the preparation, negotiation, execution and performance of this Agreement.

          (c)     Any fees and expenses due and payable pursuant to this Section
                                                                         -------
11.3 shall be paid in immediately available funds by wire transfer within three
----
(3) business days after the first to occur of any of the events described in
Section 11.3(b).
 --------------

                                   ARTICLE XII
                                   -----------
                                OTHER PROVISIONS
                                ----------------

     12.1     Complete Agreement, Purchaser Negotiations.  This Agreement,
              ------------------------------------------
including the Schedules and Exhibits and the documents referred to in this Agreement, shall constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and shall supersede all previous and contemporaneous negotiations, commitments and writings with respect to such subject matter, including the LOI. All discussions and negotiations by the Purchaser, or any Person on behalf of the Purchaser, with any Person pertaining to the subject matter of this Agreement shall not be deemed to be on behalf of any such Person in his individual capacity but rather shall be deemed to be solely on behalf of the Purchaser.

     12.2     No Waiver.  No failure of any Party to exercise any power given it
              ---------
under this Agreement, or to insist upon strict compliance with any provision of this Agreement, and no custom or practice of the Parties at variance with the terms of this Agreement shall constitute a waiver of any Party's right to demand strict compliance with the terms of this Agreement.

     12.3     Discharge, Amendment.  No release, discharge, amendment,
              --------------------
modification, or waiver of this Agreement or any of its provisions shall be effective unless contained in an instrument in writing signed on behalf of each of the Parties by their authorized representatives.

     12.4     Notices.  All notices or other communications required or
              -------
permitted under this Agreement shall be in writing and shall be given by (i) certified mail (except in the case of Elmos), (ii) recognized commercial overnight courier, (iii) facsimile transmission with a confirming copy by certified mail or recognized commercial overnight courier, or (iv) e-mail with a confirming copy by certified mail or recognized commercial overnight courier, all addressed as follows.

     If to the Seller or MSI to:

     IC Sensors, Inc.
          c/o Measurement Specialties, Inc.
          80 Little Falls Road
          Fairfield, New Jersey 07004
               Attention: Joseph R. Mallon, Jr., Chief Executive Officer
                    Telephone: 973-808-1819
                    Fax: 973-808-1787
                    Email: mallon@msiusa.com
                           -----------------

                    With copies to:

     IC Sensors, Inc.
     1701 McCarthy Boulevard
     Milpitas, CA 95035
          Attention: Vic Chatigny
               Telephone: 408-955-1240
               Fax: 610-650-1509
               Email: vchatign@measurementspecialties.com
                      -----------------------------------

               And

     McCarter & English, LLP
     Four Gateway Center
     100 Mulberry Street
     P.O. Box 652
     Newark, NJ 07101-0652
          Attention: Kenneth E. Thompson, Esq.
               Telephone: 973-622-4444
               Fax: 973-624-7070
               Email: kthompson@mccarter.com

or to such other Person or at such other place as the Seller shall furnish to the Purchaser in writing, and

     If to the Purchaser or Elmos to:
     Silicon Microstructures, Inc.
     46583 Fremont Blvd.
     Fremont, California 94538
          Attention: Dr. Jim Knutti, President.
               Tel: 510.490.5010 ex 107
               Fax: 510.490.1119
               Email: jim.knutti@si-micro.com

     and to:

     Elmos Semiconductor AG
     Heinrich-Hertz Str. 1
     44227 Dortmund
     Germany
          Attention: Dr. Klaus Weyer
               Tel: 011.49.231.75.49.558
               Fax: 011.49.231.75.49.111
               Email: kweyer@elmos.de

     with a copy to:

     Dykema Gossett PLLC
     400 Renaissance Center
     Detroit, Michigan 48243-1668
          Attention: J. Michael Bernard, Esq.
               Tel: 313.568.5374
               Fax: 313.568.6832
               e-mail: jbernard@dykema.com

or to such other Person or at such other place as the Purchaser shall furnish to the Seller in writing.

     Any notice delivered by certified mail shall be effective on the fifth day after being deposited in the United States mail. Any notice delivered by recognized commercial overnight courier shall be effective on the date after deposit with such courier upon which the recognized commercial overnight courier regularly delivers packages for the destination in question. Any notice delivered by facsimile transmission or e-mail shall be effective on the day of transmission.

     12.5     Expenses.  Except as otherwise provided in Article XI, the Parties
              --------                                   ----------
shall pay their own expenses incident to the preparation of this Agreement and the consummation of the transactions contemplated in this Agreement.

     12.6     Governing Law.  The interpretation and construction of this
              -------------
Agreement, the obligations of the Parties, and any claims or disputes relating to this Agreement, shall be governed by and construed in accordance with the domestic laws of the State of California excluding the choice or conflicts of law rules of that state which might otherwise be applicable. The Parties consent to the exclusive jurisdiction of the state and federal courts sitting in the State of California, agree that any proceeding in connection with any claim or dispute relating to this Agreement shall be conducted in such courts, and waive any defense of lack of personal jurisdiction or improper or inconvenient
venue.   THE SELLER AND THE PURCHASER WAIVE TRIAL BY JURY AND CONSENT TO THE
GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE
COURT.

     12.7     Dispute Resolution.
              ------------------

          (a)     Other than disputes arising under Sections 7.5(d) and 7.14 of
                                                    ------------------------
this Agreement, any dispute between the Seller and MSI, on the one hand, and the Purchaser and Elmos on the other hand, arising under or related to this Agreement or the transactions contemplated by this Agreement, including with regard to a Party's right to indemnification under this Agreement (a "Dispute"),
                                                                      -------
shall be addressed as provided for in this Section 12.7.
                                           ------------

          (b) The Parties agree that if a Dispute arises, the Parties will first act in good faith to endeavor to reach resolution of a Dispute through discussions between the Parties without the intervention of a third party. The Parties agree to begin with such efforts within twenty (20) days after the claiming Party has sent a notice of the Dispute to the other Parties setting forth, in reasonable detail, the basis for the Dispute ("Notice of Dispute")
                                                         -----------------
and, once begun, the Parties agree to continue such efforts for at least thirty
(30) days (the "Negotiation Period").
                ------------------

          (c) Upon the expiration of the Negotiation Period, or earlier if agreed to by the Parties in a joint writing, the Parties will, before resorting to a legal proceeding (whether a lawsuit or otherwise) to resolve a Dispute, present the Dispute to a mutually agreed upon individual to act as mediator to assist the Parties in reaching settlement of the Dispute. If the Parties cannot agree to such a mediator, the Parties shall each pick (the Seller and MSI on the one hand, and the Purchaser and Elmos, on the other hand) a mediator and the mediators so chosen shall in turn pick a single mediator to mediate the Dispute. The Parties agree to commit one or more of each of their officers who have authority to make such decisions and to resolve the Dispute to the mediation proceedings (the "Mediation"). The discussions, statements, or findings in any
                  ---------
Mediation shall not be binding on the Parties, unless the Parties enter into an enforceable settlement or mediation agreement with respect to that Dispute, and a any and all settlement or compromise discussions, negotiations, statements, communications or findings, whether occurring before, during or after any such Mediation are expressly agreed to be confidential and privileged to the fullest extent of the law under both the Federal Rules of Evidence, including but not limited to Federal Rule of Evidence 408, and the California Rules of Evidence, including but not limited to California Rules of Evidence 1152 and 1154. Unless otherwise agreed to in writing, the Parties may seek a legal proceeding (whether a lawsuit or otherwise) to resolve the Dispute only after completing at least one meeting or conference (in person or by teleconference) with the chosen mediator.

          (d)     Nothing in this Section 12.7 shall be deemed to waive any
                                  ------------
Party's rights to seek legal or equitable relief under applicable law.

     12.8      Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the Parties and the successors or assigns of the Parties, provided that the rights and obligations of the Seller in this Agreement may not be assigned, and the rights of the Purchaser may be assigned, in whole or in part, only to an Affiliate or Affiliates of the Purchaser or to such other entity or organization which shall succeed to substantially all the assets of the Purchaser or its permitted successors or assigns. No assignment of the rights of the Purchaser permitted under this Section 12.7 shall relieve
                                                    ------------
the Purchaser of its obligations under this Agreement.

     12.9     Execution in Counterparts; Facsimile Signatures.  This Agreement
              -----------------------------------------------
may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each Party and delivered to the other Party. A signature to this Agreement delivered by telecopy or other artificial means shall be deemed valid if a manually signed copy of such signature is delivered within three (3) business days after such telecopy or other signature is delivered.

     12.10     No Third Party Beneficiaries.  The Parties shall have the sole
               ----------------------------
right to enforce the performance of the provisions of this Agreement and the sole right to receive any amounts payable by the Parties pursuant to this Agreement, and that no other Person shall be entitled to, or shall have any claim, right, title or interest to or in any such amounts by virtue of this Agreement. This Agreement is personal to the Parties, and is not intended for the benefit of, and is not intended to be relied upon by, any other Person and no such Person (or any other Person acting on its behalf) shall be entitled to the benefit of or to enforce this Agreement.

     12.11     Arm's Length Negotiations.  Each Party expressly represents and
               -------------------------
warrants to all other Parties that (a) before executing this Agreement, such Party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) such Party has relied solely and completely upon its own judgment in executing this Agreement; (c) such Party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) such Party has acted voluntarily and of its own free will in executing this Agreement; (e) such Party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the Parties and their respective counsel.

                            [SIGNATURES ON NEXT PAGE]

     This Agreement has been executed and delivered by the Parties as of the day and year first above written.

     ELMOS SEMICONDUCTOR AG          MEASUREMENT SPECIALTIES, INC.

     By:______________________________     By: ______________________________

     _________________________________     _________________________________
              (Printed name)                          (Printed name)
     _________________________________     _________________________________
              (Title)                                 (Title)


     SILICON MICROSTRUCTURES, INC.     IC SENSORS, INC.

     By:______________________________     By: ______________________________

     _________________________________     _________________________________
              (Printed name)                          (Printed name)
     _________________________________     _________________________________
              (Title)                                 (Title)


                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT